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Exhibit 4.5

DEVELOPMENT AND MARKETING
STRATEGIC ALLIANCE AGREEMENT
AMONG
ENDO PHARMACEUTICALS INC.
SKYEPHARMA, INC.
AND
SKYEPHARMA CANADA INC.

DATED AS OF
December 31, 2002

i

	6.9	Infringement Actions by Third Parties	34
	6.10	Federal Food, Drug and Cosmetic Act	34
7.	ADVERSE REACTION REPORTING		35
	7.1	Adverse Reaction Reporting	35
8.	REPRESENTATIONS AND WARRANTIES AND CONVENANTS		36
	8.1	Representations and Warranties of Both Parties	36
	8.2	Representations and Warranties of SkyePharma	37
	8.3	Disclaimer	37
	8.4	Freedom to Operate	38
	8.5	Negative Pledge	38
9.	PUBLICATION; CONFIDENTIALITY		39
	9.1	Notification and Review with Respect to SkyePharma and Endo	39
	9.2	Confidentiality; Exceptions	40
	9.3	Exceptions to Obligation	40
	9.4	Remedies	40
10.	INDEMNIFICATION; INSURANCE		41
	10.1	By SkyePharma	41
	10.2	By Endo	41
	10.3	Notice	42
	10.4	Complete Indemnification	42
	10.5	Insurance	42
11.	TERM; TERMINATION		43
	11.1	Term	43
	11.2	Termination for Cause	43
	11.3	Termination in Connection with Bankruptcy	43
	11.4	Termination For Delay	43
	11.5	Termination For Failure to Achieve the Target Labeling	44
	11.6	Long-Term Inability to Supply	44
	11.7	Safety	44
	11.8	Other Termination	45
	11.9	Effect of Expiration or Termination	45
	11.10	Accrued Rights; Surviving Obligations	53
12.	FORCE MAJEURE		54
13.	MISCELLANEOUS		54
	13.1	Relationship of Parties	54
	13.2	Assignment	54
	13.3	Books and Records	54
	13.4	Further Actions	54
	13.5	Notice	55
	13.6	Use of Name	55
	13.7	Public Announcements	55
	13.8	Waiver	56
	13.9	Compliance with Law	56
	13.10	Severability	56
	13.11	Amendment	56
	13.12	Governing Law	56
	13.13	Arbitration	56
	13.14	Endo Right to Cure SkyePharma Breach	58
	13.15	Nature of Licenses	58
	13.16	Entire Agreement	58

ii

13.17	Liability Limitation	58
13.18	Parties in Interest	58
13.19	Descriptive Headings	59
13.20	Counterparts	59

iii

DEVELOPMENT, MARKETING AND STRATEGIC ALLIANCE AGREEMENT
December 31, 2002 (the "Effective Date")

        THIS DEVELOPMENT, MARKETING AND STRATEGIC ALLIANCE AGREEMENT (this "Agreement"), dated as of the date first written above, is entered into by and among Endo Pharmaceuticals Inc., a corporation organized and existing under the laws of Delaware, having offices located at 100 Painters Drive, Chadds Ford, PA 19317 ("Endo"), SkyePharma, Inc., a corporation organized and existing under the laws of the State of California, having offices located at 10450 Science Center Drive, San Diego, CA 92121, for itself and on behalf of its subsidiaries, if any, and SkyePharma Canada Inc., a corporation organized and existing under the laws of Canada, having offices located at 1000 chemin du Golf, Verdun, Quebec, H3E 1H4 Canada, for itself and on behalf of its subsidiaries (collectively, SkyePharma, Inc., SkyePharma Canada Inc. and the subsidiaries of SkyePharma, Inc. and SkyePharma Canada Inc., "SkyePharma").

PRELIMINARY STATEMENTS

        A.    SkyePharma owns and has all right, title and interest in, or has acquired the exclusive rights to, the SkyePharma Product IP and SkyePharma Product Patents.

        B.    SkyePharma and Endo collectively possess specialized skills, knowledge, and expertise in the development, marketing and sale of products used in the treatment of pain and desire to enter into a strategic alliance regarding the further development and the marketing of certain such products.

        C.    SkyePharma desires to continue its development of the Products and to apply its skills, knowledge and expertise toward obtaining the regulatory approval of such Products under the terms and conditions set forth in this Agreement.

        D.    Endo desires to apply its skills, knowledge, and expertise in the marketing and sale of such Products under the terms and conditions set forth in this Agreement.

        E.    Endo desires to obtain an exclusive license to sell, offer to sell, import, and distribute such Products in the Territory, and SkyePharma desires to grant such exclusive license to Endo, pursuant to the terms and conditions of this Agreement.

        F.    Endo desires to obtain from SkyePharma, and SkyePharma desires to provide to Endo, such Products in finished form to meet Endo's commercial requirements for such Products, pursuant to the terms and subject to the conditions of (i) supply agreements by and between Endo and SkyePharma, Inc. (each such agreement, a "Supply Agreement") and (ii) quality agreements governing the quality control procedures to be employed during the manufacture of the Products (each such agreement, a "Quality Agreement").

        NOW, THEREFORE, in consideration of the foregoing Preliminary Statements and the mutual agreements and covenants set forth herein, intending to be legally bound hereby, the Parties hereby agree as follows:

1.     DEFINITIONS.

        As used in this Agreement and unless otherwise defined herein, the following terms shall have the meanings set forth in this Section 1:

        "Adjusted $40 Million Milestone" shall have the meaning assigned to such term in Section 4.2.

        "Agreement" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

        "Affiliate," with respect to any Party, shall mean any entity controlling, controlled by, or under common control with, such Party, for only so long as such control exists. For these purposes, "control" shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of an entity.

        "Alliance Manager" shall have the meaning assigned to such term in Section 3.9.

        "Allocable Overhead" shall have the meaning assigned to such term in the Financial Appendix.

        "Annual Commercialization Plan" shall mean, as applicable, each plan and budget defined in Section 2.4(d) and, when used in the plural, shall mean all such plans and budgets.

        "Annual Development Plan" shall mean, as applicable, each plan defined in Section 2.1(b) and, when used in the plural, shall mean all such plans.

        "Audited Party" shall have the meaning assigned to such term in Section 5.5(a).

        "Auditing Party" shall have the meaning assigned to such term in Section 5.5(a).

        "Bankruptcy Case" shall mean a bankruptcy case (whether for liquidation or reorganization) under the Bankruptcy Laws with respect to SkyePharma, Inc., SkyePharma Canada, Inc. or any of their respective Affiliates, successors or assignees.

        "Bankruptcy Laws" shall mean Title 11 of the United Stated Code, 11 U.S.C. §§ 101-1330, as it may be amended from time to time, any successor statute or any applicable state or foreign laws relating to bankruptcy, dissolution, liquidation, winding up or reorganization.

        "Bankruptcy Rejection" shall mean the entry of an order in a Bankruptcy Case authorizing the rejection of this Agreement, a Supply Agreement, a Quality Agreement or a Third Party Manufacturing Agreement, or any material portion of any such agreement, by SkyePharma, Inc., SkyePharma Canada, Inc. or any of their respective Affiliates, successors or assignees, as debtor-in-possession or by such entity's bankruptcy trustee or any other person or entity authorized to exercise rejection rights under 11 U.S.C. §365 or any other successor statute; provided, however, that nothing in this Agreement shall be deemed an acknowledgement by any Party hereto that this Agreement, a Supply Agreement, a Quality Agreement or a Third Party Manufacturing Agreement may be rejected under the Bankruptcy Laws.

        "Breaching Party" shall have the meaning assigned to such term in Section 11.2.

        "Canada" shall mean Canada, including its possessions and territories.

        "cGMP" shall mean current Good Manufacturing Practice as defined in Parts 210 and 211 of Title 21 of the Code of Federal Regulations, as may be amended from time to time, or any successor thereto.

        "Commercialization Program" shall mean, as applicable, each Commercialization Program defined in Section 2.4(a) and, when used in the plural, shall mean all Commercialization Programs for all Products.

        "Confidential Information" shall have the meaning assigned to such term in Section 9.2.

        "Cure Product" shall have the meaning assigned to such term in Section 2.5(b)(iii).

        "Cure Sales Activities" shall have the meaning assigned to such term in Section 2.5(b)(iii).

        "Cure Time Period" shall have the meaning assigned to such term in Section 2.5(b)(iii).

        "Damages" shall have the meaning assigned to such term in Section 10.1.

        "DepoBupivacaine" shall mean SkyePharma's pharmaceutical composition having bupivacaine as its sole active ingredient encapsulated with SkyePharma's DepoFoam® multivesicular liposomes technology to provide sustained release.

        "DepoBupivacaine Notice" shall have the meaning assigned to such term in Section 2.10.

        "DepoMorphine" shall mean SkyePharma's pharmaceutical composition having morphine sulfate as its sole active ingredient encapsulated with SkyePharma's DepoFoam® multivesicular liposomes technology to provide sustained release.

        "Development Costs" shall have the meaning assigned to such term in the Financial Appendix.

        "Development Field" shall mean (a) with respect to DepoMorphine, [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] (b) with respect to Propofol IDD-D, [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] and (c) any other uses of DepoMorphine or Propofol IDD-D that are agreed upon by the Parties pursuant to Section 2.12.

        "Development Program" shall mean, as applicable, each Development Program defined in Section 2.1 and, when used in the plural, shall mean all Development Programs for all Products.

        "Distribution Costs" shall have the meaning assigned to such term in the Financial Appendix.

        "Endo" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

        "Effective Date" shall mean the date first written above.

        "Exclusivity Field" shall mean [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission].

        "Executive Officers" shall have the meaning assigned to such term in Section 3.4(b).

        "Expert" shall have the meaning set forth in Section 13.13(b)(i).

        "FDA" shall mean the United States Food and Drug Administration or any successor agency.

        "Financial Appendix" shall mean Exhibit A hereto.

        "First Commercial Sale" shall have the meaning assigned to such term in the Financial Appendix.

        "Freedom to Operate Opinions" shall mean those legal opinions delivered by SkyePharma to Endo prior to the Effective Date rendered by SkyePharma's outside intellectual property counsel relating to whether the Parties are free to make, have made, use, sell, offer for sale and import the Products as contemplated by this Agreement without infringing on any Third Party's intellectual property rights.

        "Fully Loaded Costs" shall have the meaning assigned to such term in the Financial Appendix.

        "GAAP" shall mean, with respect to Endo and SkyePharma, Inc., generally accepted accounting principles in the United States, consistently applied, and, with respect to SkyePharma Canada Inc. and its consolidated Canadian subsidiaries, generally accepted accounting principles in Canada, consistently applied.

        "HSR" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "IND" shall mean, with respect to the U.S., an effective Notice of a Claimed Investigational New Drug Exemption as defined in Title 21 of the Code of Federal Regulations, and, with respect to every other country in the Territory, the equivalent of such notice for such country, in each case required to be on file with the applicable Regulatory Authority in such country prior to the commencement of clinical trials of a product in humans in such country.

        "Indemnitee" shall have the meaning assigned to such term in Section 10.3.

        "Infringement" shall have the meaning assigned to such term in Section 6.8(a).

        "Invention" shall mean any new or useful process, compound, composition of matter, method of use or Know-how, whether or not patentable, related to the Products, and any improvement, enhancement, modification or derivative work to any SkyePharma IP; in each case, conceived or first reduced to practice or first demonstrated to have utility during the term of this Agreement by either Party or either Party's Affiliates, Sublicensees or Subcontractors in connection with the development or commercialization activities contemplated in this Agreement.

        "Inventory Write-offs" shall have the meaning assigned to such term in the Financial Appendix.

        "Joint Executive Committee" or "JEC" shall have the meaning assigned to such term in Section 3.1.

        "Joint Manufacturing Committee" or "JMC" shall have the meaning assigned to such term in Section 3.6(a).

        "Know-how" shall mean any and all unpatented formulae, processes, trade secrets, technologies and know-how, whether or not patentable, including, without limitation, synthesis, preparation, recovery and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data, medical uses, product forms and product formulations and specifications.

        "Long-Term Inability to Supply" shall, with respect to a Product, have the meaning assigned to such term in the applicable Supply Agreement.

        "Manufacturing Standards" shall mean, with respect to a Product, cGMP and such additional manufacturing specifications or standards as may be established by the JMC from time to time.

        "Marketing Costs" shall have the meaning assigned to such term in the Financial Appendix.

        "Marketing Trials" shall have the meaning assigned to such term in the Financial Appendix.

        "Net Purchases" shall have the meaning assigned to such term in the Financial Appendix.

        "Net Sales" shall have the meaning assigned to such term in the Financial Appendix.

        "New Indication" shall have the meaning assigned to such term in Section 2.12.

        "New Indication Development" shall have the meaning assigned to such term in Section 2.12.

        "Non-breaching Party" shall have the meaning assigned to such term in Section 11.2.

        "Original $40 Million Milestone" shall have the meaning assigned to such term in Section 4.2.

        "Party" shall mean, as applicable, SkyePharma or Endo and, when used in the plural, shall mean SkyePharma and Endo.

        "Patents" shall mean the patents and patent applications in any country in the Territory, together with any patents that may issue therefor in any country in the Territory, including any and all extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions, reissues, supplementary protection certificates or foreign counterparts of any of the foregoing and any patents based on applications that claim priority from any of the foregoing; and a "Patent" shall be any one of the foregoing.

        "Payment Period" shall have the meaning assigned to such term in Section 5.2.

        "Person" shall mean an individual or a corporation, partnership, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Product" shall mean, as applicable, DepoMorphine or Propofol IDD-D, and, when used in the plural, shall mean DepoMorphine and Propofol IDD-D; in each case for application only in their respective Target Indications.

        "Product Development Committee" or "PDC" shall have the meaning given to such term in Section 3.5(a).

        "Product Price" shall have the meaning assigned to such term in the Financial Appendix.

        "Propofol" shall mean the nonbarbiturate sedative/anesthetic propofol.

        "Propofol IDD-D" shall mean SkyePharma's pharmaceutical composition having Propofol in a 2% concentration as its sole active ingredient formulated with SkyePharma's Insoluble Drug Delivery (IDD-D™) technology.

        "Quality Agreement" shall have the meaning assigned to such term in the Preliminary Statements and Section 2.13.

        "Registration" shall mean, with respect to each country in the Territory, final approval of the Registration Application for a Product in such country, which approval would allow the immediate marketing and sale of such Product in such country.

        "Registration Application" shall mean any filing(s) made with the Regulatory Authority in any country in the Territory for regulatory approval of the manufacture and sale, and pricing when applicable, of a Product in such country.

        "Regulatory Authority" shall mean any United States or Canadian domestic (federal or state) or foreign court, commission or governmental, regulatory or administrative body, board, bureau, agency, instrumentality, authority or tribunal or any subdivision thereof, including, but not limited to, the FDA and the authority(ies) in each country in the Territory that are comparable to the FDA and have responsibility for granting regulatory approval for the manufacture, use and sale of a Product in such country, including but not limited to pricing and reimbursement approvals.

        "Regulatory Documentation" shall mean all submissions to Regulatory Authorities, including clinical studies, tests, and biostudies, relating to the Products, including all INDs and NDAs, as well as all correspondence with Regulatory Authorities (registration and licenses, regulatory drug lists, advertising and promotion documents), adverse event files, complaint files, manufacturing records and inspection reports.

        "Sales Costs" shall have the meaning assigned to such term in the Financial Appendix.

        "Serious Adverse Drug Experience" shall have the meaning assigned to such term in Section 7.1(b).

        "Shortfall" shall have the meaning assigned to such term in Section 2.5(b)(iii).

        "SkyePharma" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

        "SkyePharma IP" shall mean all Know-how, trademarks and Patents owned or licensed by SkyePharma.

        "SkyePharma Product IP" shall, with respect to a Product, mean all Know-how and trademarks owned or licensed by SkyePharma, to the extent related to such Product.

        "SkyePharma Product Patents" shall, with respect to a Product, mean all claims set forth in the Patents owned or licensed by SkyePharma which are infringed by the making, having made, using, selling, offering for sale or importing of such Product.

        "Special Arbitration Provisions" shall have the meaning assigned to such term in Section 13.13(b).

        "Subcontractor" shall mean a Third Party with which a Party has entered into a contractual arrangement through which certain activities for which such Party is responsible under this Agreement shall be carried out on behalf of such Party in accordance with Section 6.4.

        "Sublicensee" shall mean a Third Party to which a Party has granted a sublicense under a license granted under this Agreement.

        "Sufficient Supply" shall mean, with respect to a Product, at least [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the commercial launch supplies of such Product as ordered by Endo in accordance with the applicable Supply Agreement.

        "Supply Agreement" shall have the meaning assigned to such term in the Preliminary Statements and Section 2.13.

        "Target Indications" shall have the meaning assigned to such term in Section 2.1(c).

        "Target Labeling" shall have the meaning assigned to such term in Section 2.1(c).

        "Territory" shall mean the U.S. and Canada.

        "Third Party" shall mean any person who or which is neither a Party nor an Affiliate of a Party.

        "United States" or "U.S." shall mean the United States of America, including its possessions and territories.

        "Units" shall have the meaning assigned to such term in the Financial Appendix.

        "Valid Claim" shall mean any claim of any Patent issued or pending in a country in the Territory, which claim has not been held invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not admitted to be invalid in a legally binding manner (through disclaimer or otherwise).

2.     THE DEVELOPMENT AND COMMERCIALIZATION PROGRAMS.

2.1
Overview of the Development Programs and Annual Development Plans.

(a)
The "Development Program" for a Product with respect to each country in the Territory shall be comprised of all research, development, and regulatory activities related to such Product in the applicable Development Field in the applicable country in the Territory up through the first Registration of such Product in such country in the Territory and all filings, reports and related regulatory interactions and Phase IV studies required by a Regulatory Authority to maintain such first Registration. For the avoidance of doubt, the scope of each Development Program of a Product shall at all times be limited to the Target Indications applicable to such Product and shall not extend to any other indication unless such indication becomes a Target Indication pursuant to Section 2.12. SkyePharma shall be solely responsible for the execution of all Development Programs.

  (b)
  For each Product through such Product's first Registration and completion of any Phase IV studies required by a Regulatory Authority to maintain such first Registration, SkyePharma shall prepare and deliver to the JEC a proposed Annual Development Plan for each calendar year. SkyePharma shall deliver the initial proposed Annual Development Plan to the JEC as soon as practicable following the Effective Date (but no later than March 1, 2003), and thereafter, each successive proposed Annual Development Plan shall be due not later than November 1st of each calendar year during the Development Program (for the immediately following calendar year). For purposes hereof, a "Annual Development Plan" shall mean a plan of the research, development, and regulatory activities to be undertaken during the upcoming calendar year as part of each Product's Development Program and shall be prepared by SkyePharma and subject to the approval of JEC in accordance with this Agreement. Such Annual Development Plan shall include a description of the goals and scope of such actions and a timeline and budget for undertaking the same. Once an Annual Development Plan with respect to a Product proposed by SkyePharma has been approved by the JEC pursuant to this Agreement, it shall be deemed an "Annual Development Plan" for such Product.

  (c)
  The initial indications and labeling that will be pursued in the course of the Development Program for each Product is set forth on Exhibit B (the "Target Indications" and "Target Labeling", respectively). From time to time, the parties may add to or otherwise change the Target Labeling for each Product only pursuant to Section 2.12, or otherwise by mutual written agreement.

2.2
SkyePharma Responsibilities under each Development Program.    As part of the Development Program for a particular Product, in accordance with the applicable Annual Development Plan, SkyePharma shall:

(a)
use commercially reasonable efforts to conduct such research and development activities necessary or desirable to obtain Registration approval for the Products for the Target Indications in the applicable country in the Territory, all as approved by the Joint Executive Committee, including without limitation, formulation development, pre-Registration clinical trials, toxicology studies and post-Registration studies required to be conducted by Regulatory Authorities to maintain the first Registration of the Product;

(b)
use commercially reasonable efforts to manufacture, or have manufactured, and supply the Product(s) in bulk form for use in the Development Programs;

(c)
use commercially reasonable efforts to consult with and keep the PDC informed during the Development Program through regular, periodic written reports, which may be brief summaries, to be delivered at least once in each calendar quarter, of all development progress made by SkyePharma in such calendar quarter with respect to all Products;

(d)
prepare, file and maintain with the applicable Regulatory Authorities those regulatory filings (approved by the Joint Executive Committee) to obtain and maintain the first Registration necessary to market and sell the Products for the Target Indications in the applicable country in the Territory;

(e)
conduct the Development Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and all other requirements of any applicable cGMP, good laboratory practice and current good clinical practice to use commercially reasonable efforts to achieve the objectives of the Development Programs efficiently and expeditiously;

  (f)
  maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with the Development Programs in the form required under all applicable laws and regulations. Endo shall have the right, during normal business hours and upon reasonable prior written notice, to inspect all such records at its own expense, so long as doing so is not unreasonably disruptive. Endo shall maintain such records and information contained therein in confidence in accordance with Section 9 and shall not use such records or information except to the extent otherwise permitted by this Agreement;

  (g)
  remain in compliance with all filing requirements to and for applicable Regulatory Authorities and maintain all required filings in accordance with applicable law and rules and regulations of the applicable Regulatory Authorities;

  (h)
  use commercially reasonable efforts to provide Endo with complete copies (or copies of relevant portions) of, and grant Endo, free of charge, the right to cross-reference any INDs, Registration Applications, Registrations or other regulatory filings made or held for the applicable Target Indications in the applicable Development Field in the Territory; in each case, solely to assist Endo in the performance of its obligations under the Development Programs;

  (i)
  use commercially reasonable efforts to keep the JEC reasonably promptly advised regarding any material development regarding Registration or marketing activities with respect to any Product outside of the Territory to the extent SkyePharma's rights to do so are not limited by contractual obligations; and

  (j)
  use commercially reasonable efforts to perform such other responsibilities with respect to the Development Programs as may be reasonably requested by the Joint Executive Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

2.3
Endo Responsibilities under each Development Program.    As part of the Development Program for a particular Product, in accordance with the applicable Annual Development Plan, Endo shall use commercially reasonable efforts to perform such responsibilities with respect to such Development Program as may be mutually agreed upon by the Parties from time to time; provided, that, any development activities undertaken by Endo hereunder shall be invoiced to SkyePharma, no more frequently than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission], at Endo's Fully Loaded Costs, and SkyePharma shall pay the portions of such invoices not subject to a good faith dispute within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] after receipt of same. Any amount subject to a good faith dispute shall be paid promptly after, and in no event more than ten business days following, resolution of such dispute.

2.4
Overview of the Commercialization Programs.

(a)
The "Commercialization Program" for each Product shall be comprised of all marketing, advertising, promotional, launch (including pre-launch marketing) and sales activities related to the applicable Target Indications of such Product in the applicable Development Field in the applicable country in the Territory.

(b)
Endo, either itself and/or by and through its Affiliates, Sublicensees and Subcontractors, shall be responsible for, and except for the rights specifically granted to SkyePharma in Section 2.5(b) of this Agreement, shall have the exclusive right to engage in, all activities comprising the Commercialization Program for each Product.

  (c)
  Endo shall select and determine the trademarks, trade names and logos under which each Product shall be marketed and sold in the Territory.

  (d)
  The costs actually incurred by Endo in conducting the activities comprising the Commercialization Programs for the Products shall be reported by Endo to SkyePharma in accordance with the Financial Appendix. Beginning one year prior to the anticipated commercial launch of each Product in each country, and thereafter, not later than November 1st of each calendar year during the Development Program for such Product and throughout the Commercialization Program for such Product, Endo shall prepare and deliver to the JEC a proposed plan for the marketing and sales activities expected to be undertaken during the upcoming calendar year as part of each Product's Commercialization Program with regard to each country in the Territory and a timeline and budget for undertaking the same (each such plan for each Product, an "Annual Commercialization Plan"). Without limiting the foregoing, each Annual Commercialization Plan for a Product shall contain annual forecasts of sales, production requirements, annual marketing plans, Marketing Trials, and the number of primary details that are to be provided for such Product. Once an Annual Commercialization Plan with respect to a Product proposed by Endo has been approved by the JEC pursuant to this Agreement, it shall be deemed an "Annual Commercialization Plan" for such Product.

2.5
Endo Responsibilities under each Commercialization Program.

(a)
Without limiting Endo's obligations set forth in Section 2.5(b) or Section 2.5(c):

(i)
Endo shall launch each Product in the United States within six months following Registration of such Product in the United States; provided, however, Endo's obligation to launch a Product in the United States shall be excused for so long as SkyePharma fails to provide Endo with a Sufficient Supply of such Product. By way of clarification and not in derogation of the materiality of any other Section hereof, any breach of this Section 2.5(a)(i) by Endo shall be deemed to be a material breach of a material obligation of this Agreement.

(ii)
After the launch of a Product in each country in the Territory, Endo shall commercialize such Product in such country using a level of diligence and resources substantially similar to those that Endo applies to comparable Endo products in such country, taking into account the sales and profitability potential of such Product and the level of supply of such Product. The Commercialization Program and each Annual Commercialization Plan for each Product shall reflect this level of diligence and resources Endo is hereby committing to use in the commercialization of each Product.

(b)
Without limiting Endo's obligations set forth in Section 2.5(a) or Section 2.5(c):

(i)
If Endo fails to provide a minimum of [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the number of prescriber primary details set forth in the applicable Annual Commercialization Plan for such Product, SkyePharma may, but shall not be required to, cure some or all of the shortfall below the number of prescriber primary details set forth in the applicable Annual Commercialization Plan for such Product during the following calendar year in accordance with Section 2.5(b)(iii); or

    (ii)
    If Endo fails to provide a minimum of [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the number of prescriber primary details set forth in the applicable Annual Commercialization Plans for such Product for each of two consecutive calendar years, SkyePharma may, but shall not be required to, cure some or all of the shortfall below the number of prescriber primary details set forth in the applicable Annual Commercialization Plans for such Product during the following two consecutive calendar years in accordance with Section 2.5(b)(iii).

    (iii)
    In the event SkyePharma has the right to cure a shortfall under Section 2.5(b)(i) or Section 2.5(b)(ii) (the "Shortfall") with respect to any Product (a "Cure Product"), SkyePharma may, but shall not be required to, cure some or all of the Shortfall during the time period specified in Section 2.5(b)(i) or Section 2.5(b)(ii), as the case may be, (the "Cure Time Period") in the following manner. During the Cure Time Period, SkyePharma, at its option, shall have the right to select from either or a combination of the following (collectively, the "Cure Sales Activities"):

    (1)
    SkyePharma, itself or through any other Person reasonably acceptable to Endo, shall have the right to sell or have sold the Cure Product in the Territory by having prescriber primary details performed with respect to the Cure Product in the Territory for the benefit of the Parties. Upon receipt by Endo of written notice from SkyePharma as to the identity of the Person that SkyePharma proposes would sell Cure Products, Endo shall promptly notify SkyePharma whether such Person is acceptable. Sales of a Product arising from such Cure Sales Activities shall be included in Net Sales of such Product. Endo shall, at Endo's expense, provide SkyePharma with all reasonably necessary or useful assistance to enable SkyePharma to coordinate and undertake such Cure Sales Activities. Such assistance shall include, but not be limited to, providing access to, copies of and the right to use prescriber target lists, prescriber marketing materials, prescriber marketing plans and prescriber marketing presentations related to the Cure Product as well as advice and recommendations on which sales representatives, sales organizations and sales methods would most likely prove most beneficial to promote sales of the Cure Product.

    (2)
    SkyePharma shall have the right to require Endo to provide additional prescriber primary details up to the amount of the Shortfall, with respect to the Cure Product in the Territory for the benefit of the Parties.

    (iv)
    Endo shall pay [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of SkyePharma's Fully Loaded Costs for the Cure Sales Activities. Endo shall pay SkyePharma such amounts within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days of being invoiced for such costs by SkyePharma. For the avoidance of doubt, no Cure Sales Activities shall reduce the number of prescriber primary details otherwise required to be performed by Endo under any Annual Commercialization Plan. Pursuant to Section 5.5(a), SkyePharma may audit the number of prescriber primary details performed by Endo as compared to that which is required to be performed in an applicable Annual Commercialization Plan for a Product. Pursuant to Section 5.5(a), Endo may audit SkyePharma's Cure Sales Activities. Within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] after the end of each calendar year, Endo shall certify the number of prescriber primary details provided with respect to each Product in each country within the Territory during the past calendar year, stating the magnitude of any Shortfall that may exist and the reasons for any such Shortfall. The decision by SkyePharma to exercise its rights under this Section 2.5(b) shall not be deemed to obligate SkyePharma to perform for Endo in the future, but shall constitute a waiver of any other rights or remedies SkyePharma may have under this Agreement with respect to Endo's specific failure to provide the minimum prescriber primary details required by Section 2.5(b)(i) and Section 2.5(b) (ii) that triggered SkyePharma's ability to exercise its rights under this Section 2.5(b).

  (c)
  Without limiting Endo's obligations set forth in Section 2.5(a) or Section 2.5(b), as part of the Commercialization Program for a Product, in accordance with the applicable Annual Commercialization Plan, Endo shall:

  (i)
  use commercially reasonable efforts to perform pre-commercialization analysis, planning, market preparation, and related marketing activities for the relevant country in the Territory;

  (ii)
  use commercially reasonable efforts to carry out the distribution, marketing and sales of each Product for the applicable Target Indications in the applicable Development Field in the Territory;

  (iii)
  use commercially reasonable efforts to conduct phase IV clinical trials and marketing studies as Endo deems necessary or useful for commercialization of each Product;

  (iv)
  conduct the Commercialization Program in compliance in all material respects with applicable laws, rules and regulations;

  (v)
  maintain records, which shall be complete and accurate in all material respects and shall fully and properly reflect all revenues and expenses in connection with the Commercialization Programs. SkyePharma shall have the right, during normal business hours and upon reasonable prior written notice, to inspect all such records at its own expense, so long as doing so is not unreasonably disruptive. SkyePharma shall maintain such records and information contained therein in confidence in accordance with Section 9 and shall not use such records or information except to the extent otherwise permitted by this Agreement;

  (vi)
  use commercially reasonable efforts to consult with and keep the Joint Executive Committee informed, through regular, periodic written reports, which shall be brief summaries, to be delivered at least once in each calendar quarter, of all such activities conducted in such preceding calendar quarter;

    (vii)
    use commercially reasonable efforts to undertake, and have primary responsibility for, the filing of marketing materials with the Regulatory Authorities;

    (viii)
    assure appropriate reporting of adverse events to SkyePharma in accordance with Section 7; and

    (ix)
    use commercially reasonable efforts to perform such other responsibilities with respect to the Commercialization Program as may be reasonably requested by the Joint Executive Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

2.6
SkyePharma Responsibilities under each Commercialization Program.    As part of the Commercialization Program for a Product, in accordance with the applicable Annual Commercialization Plan, SkyePharma shall use commercially reasonable efforts to:

(a)
except as set forth in Section 2.5(c)(vii), undertake all communications with the applicable Regulatory Authorities regarding the Product in the applicable Development Field in the Territory;

(b)
except as set forth in Section 2.5(c)(vii), maintain all regulatory filings in good order, including timely filing of required reports regarding the Product in the applicable Development Field in the Territory;

(c)
manufacture or have manufactured finished Product, package, label and quality release such finished Product, and supply to Endo or its designees for use and sale in the Territory, and only to Endo or its designees for use and sale in the Territory, all of Endo's requirements for the Product pursuant to the applicable Supply Agreement;

(d)
develop a second source of supply for each Product in accordance with the applicable Supply Agreement;

(e)
continue to provide Endo with complete copies (or copies of relevant portions) of, and hereby grant Endo, free of charge, the right to cross-reference any INDs, Registration Applications, Registrations or other regulatory filings made or held in the applicable Target Indications in the applicable Development Field in the Territory for such Products, in each case in order to enable Endo to undertake its responsibilities under the Commercialization Program; and

(f)
perform such other activities with respect to the Commercialization Program as the Parties mutually agree in writing are necessary or useful from time to time; provided, that, any such other activities undertaken by SkyePharma with respect to the Commercialization Program shall (unless otherwise agreed by the Parties) be invoiced to Endo, no more frequently than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission], at SkyePharma's Fully Loaded Costs, and Endo shall pay the undisputed portions of such invoices within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]days after receipt of same. Any disputed amounts shall be paid promptly after, and in no event more than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days following, resolution of such dispute.

2.7
Conduct of Development Program and Commercialization Activities.    Each Party, acting in accordance with this Section 2, the relevant Annual Development Plan and relevant Annual Commercialization Plan, when applicable, shall:

(a)
reasonably cooperate with the other Party, as requested by the Party with primary responsibility over the applicable Annual Development Plan or Annual Commercialization Plan, as the case may be, to implement all such plans and such other activities that, from time to time, the Joint Executive Committee decides are necessary or useful for the commercial success of any of the Development Programs or the Commercialization Programs;

(b)
allow representatives of the other Party, upon reasonable prior written notice and during normal business hours, to visit such Party's facilities where any Development Program or Commercialization Program is being conducted, and consult, during such visits and by telephone, with such Party's personnel performing work on any Development Program or Commercialization Program, so long as such visits and consultations are not unreasonably disruptive. The other Party shall maintain any information received (whether by observation or otherwise) during such visit in confidence in accordance with Section 9 and shall not use such information except to the extent otherwise permitted by this Agreement.

2.8
Recall.    In the event that a Party becomes aware that a Product may not comply with applicable rules and regulations (either by notification from a Regulatory Authority or otherwise), such Party shall promptly notify the other Party and the Joint Executive Committee shall undertake an appropriate investigation and make a determination with respect to the disposition of any such matter. If any Party is required, or should Joint Executive Committee deem it appropriate, to recall any Product, the Parties shall mutually agree upon a recall plan and SkyePharma shall bear all costs and expenses (including all Fully Loaded Costs reasonably incurred by Endo) associated with conducting such recall in accordance with such recall plan, unless such recall results predominantly from Endo's material breach of its obligations under this Agreement or unless such recall otherwise predominantly results from the gross negligence or wrongful intentional acts or omissions of Endo, in which case Endo shall bear all costs and expenses associated with such recall. In all cases, each Party shall take all commercially reasonable actions necessary to implement any recall of any Product.

2.9
Allocation of Payment Responsibilities under the Development Programs and Commercialization Programs.

(a)
SkyePharma shall pay for all costs (including, without limitation, the Development Costs) it incurs under and as part of each Development Program as well as the Fully Loaded Costs, if any, incurred by Endo in providing services as part of a Development Program that SkyePharma expressly agreed that Endo should so provide. For the avoidance of doubt, SkyePharma shall not be required to pay the costs of any Marketing Trials.

  (b)
  SkyePharma shall pay Endo [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] in respect of the first calendar year, on the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] day following the First Commercial Sale of the first Product launched by Endo under this Agreement; which shall be paid only if, as of the time such payment is due, Endo is in substantial compliance with the Annual Commercialization Plan applicable to such Product, which, if this is not the case, such payment obligation shall be suspended (but not eliminated) until such non-compliance is corrected by Endo. SkyePharma shall pay Endo an additional [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission], in respect of the second calendar year, on the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] day of the calendar year immediately following the First Commercial Sale of the first Product launched by Endo under this Agreement; which additional [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] shall be paid only if, as of the time such payment is due, Endo is in substantial compliance with the Annual Commercialization Plan applicable to such Product, which, if this is not the case, such payment obligation shall be suspended (but not eliminated) until such non-compliance is corrected by Endo. The Parties acknowledge and agree that each such payment made by SkyePharma under this Section 2.11(b) shall be made in relation to marketing activities undertaken by Endo in the calendar year in which such payment is made by SkyePharma.

  (c)
  Endo shall pay for all costs it incurs under and as part of each Commercialization Program as well as the Fully Loaded Costs, if any, incurred by SkyePharma as part of each Commercialization Program other than those obligations expressly set forth in Sections 2.6(a)-(e) (inclusive); provided, that, Endo has first agreed in writing that SkyePharma should provide such services. For the avoidance of doubt, Endo shall not at any time be financially responsible for any Development Costs or any of SkyePharma's obligations pursuant to Sections 2.6(a)-(e) (inclusive). Endo shall deduct from each sales split payment made hereunder an amount equal to the total actual expense incurred by Endo in connection with the supply of Product during such period.

2.10
DepoBupivacaine Option.    With respect to DepoBupivacaine, upon SkyePharma's submission of a written request for a end-of-Phase II meeting with the FDA, SkyePharma shall immediately notify Endo and provide a draft of the submission it plans to provide for such meeting, including, but not limited to, the results of the Phase II clinical study and draft proposed protocols or draft proposed protocol outlines for the pivotal Phase III clinical studies (collectively, the "DepoBupivacaine Notice"). SkyePharma shall give Endo the opportunity to comment on its end-of-Phase II submission before filing it with the FDA and shall consider such comments in good faith. Endo shall have the exclusive option, beginning upon receipt of the DepoBupivacaine Notice, of entering into negotiations regarding a definitive agreement that would incorporate DepoBupivacaine as a Product under this Agreement. Endo shall exercise such option by giving SkyePharma notice of its exercise within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days of receipt of the DepoBupivacaine Notice from SkyePharma. If Endo elects not to exercise such option within the initial [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]day time period, (a) Endo shall promptly provide SkyePharma with notice acknowledging Endo's failure to exercise such option, and (b) SkyePharma shall not have any further obligation to Endo regarding DepoBupivacaine. If Endo does exercise such option within the initial [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]day period, the Parties shall promptly begin negotiating the terms of such transaction, and the terms under which DepoBupivacaine will be developed and commercialized. Unless and until the Parties enter into a definitive agreement following the exercise of the aforementioned option which provides otherwise, SkyePharma may, at any time, elect, in its sole discretion, to accelerate, suspend, abandon or otherwise change its development of DepoBupivacaine. If, despite each Party's good faith efforts, the Parties are not able to reach agreement on and do not execute such a definitive agreement within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days from the date Endo exercises its option, SkyePharma shall be free to continue with the development and commercialization of DepoBupivacaine without obligation to Endo; provided, that, for a period of [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] after the cessation of such negotiations, SkyePharma shall not be permitted to enter into a commercialization or similar agreement relating to DepoBupivacaine with a Third Party on terms more favorable to such Third Party than the terms last offered by Endo, determined based on net present value of such terms. At least [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days prior to entering into a commercialization or similar agreement relating to DepoBupivacaine with a Third Party during such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period, SkyePharma shall provide to Endo a certification with supporting calculations to evidence compliance with the provisions in the previous sentence. Endo shall be entitled as a matter of right to equitable relief, including injunction and specific performance, in any court of competent jurisdiction in the event of a breach by SkyePharma of its obligations under this section.

2.11
DepoFoam-Pain Right of First Negotiation.    In the event SkyePharma intends to pursue the development of any product that makes use of SkyePharma's DepoFoam technology for the prophylaxis or treatment of pain (other than (i) DepoBupivacaine or (ii) a product having as an active ingredient a new chemical entity, the making, using, selling or offering for sale of which is, at least in part, covered or claimed by a Patent owned or controlled by a Third Party), SkyePharma shall give Endo prompt written notice of such intent and Endo shall, within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days after receipt of such notice, notify SkyePharma in writing whether it is interested in discussing jointly undertaking and/or funding such development activities. If Endo fails to exercise such right within the initial [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]day time period, (a) Endo shall promptly provide SkyePharma with notice acknowledging Endo's failure to exercise such right, and (b) SkyePharma shall not have any further obligation to Endo regarding such product, provided, that, such product is not subject to the restrictions on activities set forth in Section 6.5. If, within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days after such original notice to Endo, Endo gives SkyePharma notice of its interest in discussing jointly undertaking and/or funding such development activities, the Parties shall enter into negotiations regarding such joint undertaking. If, despite each Party's good faith efforts, the Parties are not able to reach agreement on and do not execute (i) a non-binding term sheet within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days from the date Endo exercises its right under this Section 2.11, or (ii) a definitive agreement within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days from the date Endo exercises its right under this Section 2.11, then for a period of [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] after the cessation of such negotiations, SkyePharma shall not be permitted to enter into a commercialization or similar agreement relating to such product with a Third Party on terms more favorable to such party than the terms last offered by Endo, determined based on net present value of such terms. At least [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days prior to entering into a commercialization or similar agreement relating to such product with a Third Party during such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period, SkyePharma shall provide to Endo a certification with supporting calculations to evidence compliance with the prior sentence. Endo shall be entitled as a matter of right to equitable relief, including injunction and specific performance, in any court of competent jurisdiction in the event of a breach by SkyePharma of its obligations under this section.

2.12
Mutual Expansion of Indications.    In the event that the Parties mutually agree in writing to develop a Product in the Development Field, and/or proceed with testing and preparation and filing with the applicable Regulatory Authorities those regulatory filings necessary to obtain the first Registration of such a Product, in each case, for indications in the Development Field other than the then-applicable Target Indications, including without limitation any addition to or expansion of any Target Indication (such indication, a "New Indication" and such development, "New Indication Development"), such New Indication Development shall automatically, and without any further action by the Parties hereto, be made and conducted under the terms of this Agreement. However, the sales split obligations applicable to such Product shall be equitably adjusted, and the Development Costs of the Development Program relating to such New Indication shall be shared between the Parties, in the manner, and subject to any further conditions, agreed to in writing by the Parties. Once agreement has been reached on all such matters, the New Indication shall become a Target Indication for the applicable Product in question. In the event that the Parties are unable to agree upon sales split payments, Development Costs or any other aspect of the New Indication or New Indication Development, the Parties shall refer such matters to the JEC for resolution; provided the Parties agree that the JEC must reach a unanimous consensus regarding such matters and the resolution of such matter may not be referred by action of either Party alone to arbitration for resolution.

2.13
Supply Agreements and Quality Agreements.    Endo and SkyePharma, Inc. shall enter into a Supply Agreement and a Quality Agreement on even date herewith with respect to the supply and manufacture of DepoMorphine. As soon as practicable after the Effective Date, the Parties shall enter into, with one another and/or a Third Party, a Supply Agreement and a Quality Agreement with respect to the supply and manufacture of Propofol IDD-D. The Propofol IDD-D Supply Agreement shall be in the form annexed to this Agreement as Exhibit C with such changes as may be agreed to by the Parties. The Propofol IDD-D Quality Agreement shall as much as practicable be based upon the DepoMorphine Quality Agreement and shall be negotiated and entered into in good faith by the Parties.

3.     GOVERNANCE

3.1
Joint Executive Committee.    The Parties hereby establish a joint executive committee (the "Joint Executive Committee" or "JEC"), which shall have general oversight duties with respect to the Parties' activities hereunder. The JEC shall consist of six members, namely, three members from each of SkyePharma and Endo. The initial members of the JEC are specified on Schedule 3. Each of SkyePharma and Endo may replace any or all of its representatives on the JEC at any time upon written notice to the other in accordance with Section 13.5 of this Agreement. Any member of the JEC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the JEC. SkyePharma and Endo each may, in its sole discretion but subject to the written objection of the other Party (with demonstrable reason for objection), invite to attend meetings or portions of such meetings of the JEC a reasonable number of non-member representatives of such Party (including, without limitation, its employees or non-employee professional advisors), who have a reasonable purpose for attending such meeting or portion of such meeting. The JEC shall be co-chaired by a representative of each of SkyePharma and Endo, as such representative may be changed by the designating Party at any time. The co-chairpersons shall appoint a secretary of the JEC, and such secretary shall serve for such term as designated by the co-chairpersons.

3.2
Responsibilities of the Joint Executive Committee.    The Joint Executive Committee shall:

(a)
coordinate overall strategy for the development and commercialization efforts described in this Agreement;

  (b)
  undertake a [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] review and comparison of actual expenses to the budgeted expenses in accordance with the Financial Appendix with respect to each Product's Annual Development Plan and Annual Commercialization Plan;

  (c)
  undertake a [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] review and comparison of the status of each Product's Annual Development Plans and Annual Commercialization Plans, including, without limitation the applicable timelines, and provide direction to the conduct of each Development Program and Commercialization Program, as necessary;

  (d)
  review and evaluate the progress of the PDC and the JMC;

  (e)
  review and approve "go/no-go" decisions and other matters referred to the JEC by the PDC or the JMC;

  (f)
  obtain and review updated Freedom to Operate Opinions for each Product prior to launch (the cost of each such updated Freedom to Operate Opinion shall be shared equally by the Parties) and determine the outcome of the "go/no-go" decision for Product launch based upon the outcome of such updated Freedom to Operate Opinions;

  (g)
  in accordance with, and to the extent specified in, the procedures established in this Agreement, resolve disputes, disagreements and deadlocks unresolved by the PDC or the JMC;

  (h)
  [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] review and approve Endo's overall strategy for the Commercialization Program;

  (i)
  at least [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] each calendar year by a date no later than each [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission], review and approve the Annual Development Plan for the next calendar year for each Product;

  (j)
  at least [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] each calendar year by a date no later than each [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission], review and approve the Annual Commercialization Plan for the next calendar year for each Product;

  (k)
  [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] review the implementation of each Annual Commercialization Plan;

  (l)
  review and approve any amendments or modifications to each Annual Commercialization Plan;

  (m)
  review Endo's multi-year expense forecasts and projected financial results of each Commercialization Program;

  (n)
  review the trademarks, trade names and logos each Product shall be marketed and sold under in the Territory;

  (o)
  decide whether and how to institute patent or trademark Infringement actions against Third Parties in connection with the Products;

  (p)
  determine a course of action in the event of threatened or actual litigation in connection with Third Party infringement claims; and

  (q)
  perform such other responsibilities as may be assigned to the Joint Executive Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

3.3
Meetings.    The JEC may meet, convene or be polled in person or by video or telephone conference (where all parties can hear and be heard). In addition, the JEC may be polled through electronic mail or correspondence. The JEC shall meet at least twice every year. The JEC shall meet on such dates, and at such places and times or in such manner, as the members of the JEC shall agree from time to time. Meetings of the JEC that are held in person shall alternate between the offices of SkyePharma and Endo, or at such other place as the Parties may agree.

3.4
Decision-making.

(a)
The JEC may make decisions with respect to any subject matter that is subject to the JEC's decision-making authority and functions. Except as expressly provided in this Agreement, all decisions of the JEC shall be made by unanimous vote or written consent, with SkyePharma and Endo each having, collectively, one vote in all decisions. The JEC shall use reasonable best efforts to resolve the matters within its roles and functions or otherwise referred to it.

(b)
If, with respect to a matter that is subject to the JEC's decision-making authority, the JEC cannot reach consensus within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days after it has met and attempted to reach such consensus or the Parties cannot reach consensus on whether the JEC has decision-making authority regarding a matter within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days after such matter was first raised by either Party, the dispute in question shall be referred to the Chief Executive Officer of SkyePharma, Inc. on behalf of SkyePharma, or such other person holding a similar position designated by SkyePharma, Inc. from time to time, and the Chief Executive Officer of Endo, or such other person holding a similar position designated by Endo from time to time (such officers collectively, the "Executive Officers"), for resolution. The Executive Officers shall use reasonable efforts to resolve the matter referred to them.

(c)
With regard to matters other than (1) the addition to or any other change to the Target Labeling, Target Indications, New Indications or New Indication Development, in each case with respect to any Product, or (2) measuring Endo's compliance with the obligations set forth in Section 2.5(a) or Section 2.5(b):

(i)
if the dispute arising from the JEC pertains to any Development Program (including SkyePharma's post-registration regulatory responsibilities) or the manufacture of any Product, and the Executive Officers cannot resolve the matter within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days, then the matter shall be decided by the Executive Officer of SkyePharma in good faith, giving appropriate consideration to the reasonable business and scientific concerns of Endo; and

    (ii)
    if the dispute arising from the JEC pertains to any aspect of the Commercialization Program (other than the manufacture of Product), and the Executive Officers cannot resolve the matter within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days, then the matter shall be decided by the Executive Officer of Endo in good faith, giving appropriate consideration to the reasonable business and scientific concerns of SkyePharma.

  (d)
  With respect to any dispute arising between the Parties not covered by Section 3.4(c), if the Executive Officers cannot resolve the matter in accordance with Section 3.4(b), such matters shall be conclusively settled in accordance with the Special Arbitration Provisions; provided, however, no Expert or arbitrator may add to or otherwise change the Target Labeling, Target Indications, New Indications or New Indication Development, in each case with respect to any Product.

  (e)
  For all purposes under this Agreement, any decision made pursuant to this Section 3.4 shall be deemed to be the decision of the JEC.

3.5
Product Development Committee.

(a)
The Parties hereby establish a product development committee (the "Product Development Committee" or "PDC"), which shall consist of representatives from each of SkyePharma and Endo, with up to four members from each Party on such Committee unless otherwise agreed to by the Parties in writing. Each of SkyePharma and Endo may replace any or all of its representatives on the PDC at any time upon written notice to the other in accordance with Section 13.5 of this Agreement. Such representatives shall be employees of each such Party, and those representatives of each such Party shall, individually or collectively, have expertise in pharmaceutical drug development, regulatory matters, marketing, clinical studies, and/or other expertise to the extent relevant. Any member of the PDC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the PDC. SkyePharma and Endo each may, in its sole discretion but subject to the written objection of the other Party (with demonstrable reason for objection), invite to attend meetings of the PDC a reasonable number of non-member representatives of such Party (including, without limitation, its employees or non-employee professional advisors), who have a reasonable purpose for attending such meeting. The PDC shall be chaired by a representative of SkyePharma. The secretary of the PDC shall be a representative of SkyePharma.

(b)
The PDC shall perform the following functions:

(i)
review the implementation of each Annual Development Plan;

(ii)
review and approve any amendments or modifications to each Annual Development Plan;

(iii)
evaluate progress and determine which pre-clinical studies, clinical trials, and toxicology studies are necessary or desirable to meet the requirements of the applicable Regulatory Authorities for the Registration of the Products in each jurisdiction within the Territory;

(iv)
review and evaluate progress of the development activities; provided, that, the PDC shall not have authority to make any determination that any Party is in breach of this Agreement;

(v)
review and approve all compassionate use of the Product;

(vi)
review and recommend to the JEC "go/no-go" decisions;

(vii)
in connection with clinical trials, approve protocols, trial budget and trial design;

    (viii)
    review regulatory data and regulatory documentation relating to any material development regarding Registration or marketing activities with respect to any Product outside of the Territory; and

    (ix)
    have such other responsibilities as may be assigned to the PDC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

  (c)
  The PDC may meet, convene or be polled in person or by video or telephone conference (where all parties can hear and be heard). In addition, the PDC may be polled through electronic mail or correspondence. The PDC shall meet at least once every calendar quarter, and at least once each calendar year shall be in person. The PDC shall meet on such dates, and at such places and times or in such manner, as the members of the PDC shall agree from time to time. Meetings of the PDC that are held in person shall alternate between the offices of SkyePharma and Endo, or at such other place as the Parties may agree.

  (d)
  Endo and SkyePharma have established the PDC with a belief that vigorous interaction and cooperation between the Parties are essential for the success of the Product. Each Party shall use all reasonable efforts to reach consensus decisions at the Committee level. The PDC may make decisions with respect to any subject matter that is subject to the PDC's decision-making authority and functions as set forth in Section 3.5(b). All decisions of the PDC shall be made by unanimous vote or written consent, with SkyePharma and Endo each having, collectively, one vote in all decisions. If, with respect to any matter that is subject to the PDC's decision-making authority, after all reasonable efforts to reach consensus have been exhausted, the PDC cannot reach consensus within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days after it has first met and attempted to reach such consensus, the matter shall be referred on the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business day to the JEC for resolution.

3.6
Joint Manufacturing Committee.

(a)
Within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days after the Effective Date, the Parties shall establish a joint manufacturing committee (the "Joint Manufacturing Committee" or "JMC"), which shall consist of representatives from each of SkyePharma and Endo, up to four members from each Party, unless otherwise agreed to by the Parties in writing. Each of SkyePharma and Endo may replace any or all of its representatives on the JMC at any time upon written notice to the other in accordance with Section 13.5 of this Agreement. Such representatives shall be employees of each such Party with expertise in manufacturing, distribution and/or packaging. Any member of the JMC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the JMC. SkyePharma and Endo each may, in its sole discretion but subject to the written objection of the other Party (with demonstrable reason for objection), invite to attend meetings of the JMC a reasonable number of non-member representatives of such Party (including, without limitation, its employees, non-employee professional advisors, its Sublicensees and its Subcontractors), who have a reasonable purpose for attending such meeting. The JMC shall be chaired by a representative of SkyePharma. The secretary of the JMC shall be a representative of SkyePharma.

(b)
The JMC shall perform the following functions:

(i)
coordinate the manufacturing, supply and packaging of Product;

    (ii)
    oversee the formulation and manufacturing strategy for the Product, including bulk drug procurement, formulation, filling and finishing of the Product, and approve facilities to be used for such manufacture and production;

    (iii)
    approve Manufacturing Standards;

    (iv)
    reconcile the quality systems of Endo and SkyePharma, as needed; and

    (v)
    have such other responsibilities as may be assigned to the JMC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

  (c)
  The JMC may meet, convene or be polled in person or by video or telephone conference (where all parties can hear and be heard). In addition, the JMC may be polled through electronic mail or correspondence. The JMC shall meet at least once every calendar quarter, and at least once each calendar year shall be in person. The JMC shall meet on such dates, and at such places and times or in such manner, as the members of the JMC shall agree from time to time. Meetings of the JMC that are held in person shall alternate between the offices of SkyePharma and Endo, or at such other place as the Parties may agree.

  (d)
  Endo and SkyePharma have chartered the JMC with a belief that vigorous interaction and cooperation between the Parties are essential for the success of the Product. Each Party shall use all reasonable efforts to reach consensus decisions at the Committee level. The JMC may make decisions with respect to any subject matter that is subject to the JMC's decision-making authority and functions as set forth in Section 3.6(b). All decisions of the JMC shall be made by unanimous vote or written consent, with SkyePharma and Endo each having, collectively, one vote in all decisions. If, with respect to any matter that is subject to the JMC's decision-making authority, after all reasonable efforts to reach consensus have been exhausted, the JMC cannot reach consensus within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days after it has first met and attempted to reach such consensus, the matter shall be referred on the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business day to the Joint Executive Committee for resolution.

3.7
Committee Terms.    Each Committee shall exist until the termination or expiration of this Agreement, unless otherwise agreed to by the Parties.

3.8
Expenses.    Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, a Committee.

3.9
Alliance Managers.    Each of SkyePharma and Endo shall appoint one employee representative who possesses a general understanding of clinical, regulatory, manufacturing and marketing issues to act as its respective alliance manager for this relationship and who is not a member of the JEC (each, an "Alliance Manager"). Each of SkyePharma and Endo may replace its respective Alliance Manager at any time upon written notice to the other. Any Alliance Manager may designate a substitute with due authority to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Committees. Each Alliance Manager will also be responsible for:

(a)
coordinating the relevant functional representatives of the Parties, in developing and executing strategies and plans for the Products in an effort to ensure consistency and efficiency within the Territory;

(b)
providing a single point of communication for seeking consensus both internally within the respective Party's organizations and together regarding key strategy and plan issues;

  (c)
  identifying and raising cross-Party and/or cross-function disputes to the appropriate Committee in a timely manner; and

  (d)
  planning and coordinating: (i) cooperative efforts in the Territory; and (ii) internal and external communications with respect to any Product.

        The Alliance Managers shall be entitled to attend meetings of any of the Committees, but shall not have, or be deemed to have, any rights or responsibilities of a member of any Committee. Each Alliance Manager may bring any matter to the attention of any Committee where such Alliance Manager reasonably believes that such matter requires such attention.

4.     FEES, MILESTONES, AND FUNDING.

4.1
Up-front Payment.    In consideration for past work in respect of DepoMorphine, Endo shall pay a non-refundable, non-creditable up-front payment of $25,000,000 to SkyePharma on or before the tenth business day after the Effective Date.

4.2
Milestone Payments.    As further consideration to SkyePharma for the license granted to Endo under this Agreement, Endo shall, upon the payment due date following the first occurrence of the milestone events set forth below, pay to SkyePharma the following non-refundable, non-creditable development milestone payments (unless Endo has earlier exercised any of its termination rights set forth in Section 11 by delivering a notice of intent to terminate as provided in such Section):

Milestone Event	Payment Due Date	Milestone Payment
Endo's receipt of written notice from SkyePharma of the FDA's written acceptance of the Registration Application for DepoMorphine in the United States.	30th day following the occurrence of Milestone Event	$5,000,000
Endo's receipt of written notice from SkyePharma of the FDA's final approval of the Registration of DepoMorphine in the United States, provided SkyePharma has provided Endo with Sufficient Supply of such Product.	30th day following the occurrence of Milestone Event	$5,000,000
The first calendar year that Net Sales of DepoMorphine in the Territory exceed $125,000,000.	45th day following the end of a quarter in which Milestone Event occurs	$15,000,000
The first calendar year that Net Sales of DepoMorphine in the Territory exceed $175,000,000.	45th day following the end of a quarter in which Milestone Event occurs	$20,000,000
Endo's receipt of written notice from SkyePharma of the FDA's written approval and acceptance of the protocol of the first of the Phase III clinical trials for Propofol IDD-D in the United States.	30th day following occurrence of Milestone Event	$5,000,000
Endo's receipt of written notice from SkyePharma of the FDA's written acceptance of the Registration Application for Propofol IDD-D in the United States.	30th day following the occurrence of Milestone Event	$5,000,000
Endo's receipt of written notice from SkyePharma of the FDA's final approval of the Registration of Propofol IDD-D in the United States for the Target Labeling, ("Original $40 Million Milestone") provided SkyePharma has provided Endo with Sufficient Supply of such Product.	30th day following the occurrence of Milestone Event	$40,000,000

        If Endo receives written notice from SkyePharma of the FDA's final approval of the Registration for Propofol IDD-D in the United States but the approved labeling materially fails to meet the Target Labeling of Propofol IDD-D such that the expected sales of Propofol IDD-D are significantly adversely affected ("Adjusted $40 Million Milestone"), then provided SkyePharma has provided Endo with Sufficient Supply of such Product, Endo shall pay to SkyePharma the $40,000,000 Milestone Payment referenced in the chart above as follows:

  (i)
  $15,000,000 on the Milestone Due Date which shall be the 30th day following occurrence of the Adjusted $40 Million Milestone;

  (ii)
  $5,000,000 on the 45th day following the end of the first calendar quarter in the first year in which Net Sales of Propofol IDD-D in the Territory exceed $33,000,000;

  (iii)
  $10,000,000 on the 45th day following the end of the first calendar quarter in the first year in which Net Sales of Propofol IDD-D in the Territory exceed $67,000,000; and

  (iv)
  $10,000,000 on the 45th day following the end of the first calendar quarter in the first year in which the Net Sales of Propofol IDD-D in the Territory equal or exceed $100,000,000.

        The unpaid amounts referenced in clauses (i), (ii), (iii) and/or (iv) above shall be earlier paid (on the 30th day following the occurrence of the Original $40 million Milestone provided SkyePharma has provided Endo with Sufficient Supply of such Product) if the Original $40 Million Milestone is achieved prior to the satisfaction of the conditions in clauses (i) through (iv) above.

        As a matter of clarification, in no event shall more than $40,000,000 in the aggregate be paid by Endo to SkyePharma in respect to the FDA's final approval of the Registration of Propofol IDD-D in the United States whether for the Target Labeling or otherwise.

4.3
Sales Split.    As further consideration to SkyePharma for the license and other rights granted to Endo under this Agreement, Endo shall pay SkyePharma a portion of Net Sales of DepoMorphine and Propofol IDD-D made by Endo and its Affiliates, Sublicensees and Subcontractors in the manner set forth in this Section 4.3; provided, that, in the event that the Parties agree upon any New Indication(s) pursuant to Section 2.12, the sales thresholds may be adjusted by mutual agreement of the Parties depending upon the outcome of the negotiations regarding the matters set forth in Section 2.12.

(a)
Whenever calendar year annual Net Sales of DepoMorphine and Propofol IDD-D made by Endo and its Affiliates, Sublicensees and Subcontractors are, in the aggregate, less than or equal to $60,000,000, then, in accordance with Section 5, Endo shall pay SkyePharma:

(i)
20% of Net Sales of DepoMorphine made by Endo and its Affiliates, Sublicensees and Subcontractors in such calendar year; and

(ii)
30% of Net Sales of Propofol IDD-D made by Endo and its Affiliates, Sublicensees and Subcontractors in such calendar year.

(b)
Whenever calendar year annual Net Sales of DepoMorphine and Propofol IDD-D made by Endo and its Affiliates, Sublicensees and Subcontractors are, in the aggregate, greater than $60,000,000 but less than or equal to $250,000,000, then, in accordance with Section 5, Endo shall pay SkyePharma:

(i)
20% of Net Sales of DepoMorphine made by Endo and its Affiliates, Sublicensees and Subcontractors in such calendar year; and

(ii)
35% of Net Sales of Propofol IDD-D made by Endo and its Affiliates, Sublicensees and Subcontractors in such calendar year.

  (c)
  Whenever calendar year annual Net Sales of DepoMorphine and Propofol IDD-D made by Endo and its Affiliates, Sublicensees and Subcontractors are, in the aggregate, greater than $250,000,000 but less than or equal to $400,000,000, then, in accordance with Section 5, Endo shall pay SkyePharma:

  (i)
  55% of Net Sales of DepoMorphine made by Endo and its Affiliates, Sublicensees and Subcontractors in such calendar year; and

  (ii)
  55% of Net Sales of Propofol IDD-D made by Endo and its Affiliates, Sublicensees and Subcontractors in the Territory arising in such calendar year.

  (d)
  Whenever calendar year annual Net Sales of DepoMorphine and Propofol IDD-D made by Endo and its Affiliates, Sublicensees and Subcontractors are, in the aggregate, greater than $400,000,000, then, in accordance with Section 5, Endo shall pay SkyePharma:

  (i)
  60% of Net Sales of DepoMorphine made by Endo and its Affiliates, Sublicensees and Subcontractors in the Territory arising in such calendar year; and

  (ii)
  60% of Net Sales of Propofol IDD-D made by Endo and its Affiliates, Sublicensees and Subcontractors in the Territory arising in such calendar year.

4.4
Bartering Prohibited.    Endo, its Affiliates, Sublicensees and its Subcontractors shall not solicit or accept any bartered goods or services in exchange for the sale or transfer of DepoMorphine or Propofol IDD-D.

4.5
Bundling.    Endo, its Affiliates, Sublicensees and its Subcontractors shall be permitted to bundle any Product together with any other reasonable product(s) in the sale or transfer of such product; provided, that, Endo shall equitably allocate revenues from product bundles, and shall present the strategy for the proposed apportionment of revenues derived from a proposed bundle (as part of the Annual Commercialization Plan or otherwise) to the JEC for approval in advance of any sales of bundled products. SkyePharma may request an audit to determine adherence to the apportionment plan approved by the JEC, in accordance with Section 5.5 hereof.

5.     PAYMENTS AND REPORTS.

5.1
Payments.    Payments to be made in connection with the sale split of Net Sales of DepoMorphine and Propofol IDD-D shall be made in accordance with Sections 5.2 and 5.3. All other payments to be made under this Agreement shall be made in accordance with the terms set forth in Section 5.3. The Parties shall also follow the periodic reporting requirements set forth in the Financial Appendix.

5.2
Sales Split Payments.

(a)
All sales split payments due under Section 4.3 shall accrue and be paid to SkyePharma quarterly within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] calendar days following the end of each calendar quarter (each calendar quarter being a period of three consecutive calendar months commencing January 1, April 1, July 1 or October 1, as the case may be) (each such time period constituting a "Payment Period").

  (b)
  Each such sales split payment shall be accompanied by a statement showing the amounts of gross sales, Net Sales, the components of each Net Sales amount, the number of Units of DepoMorphine and Propofol IDD-D sold by Endo and, if applicable, by its Affiliates, Sublicensees and Subcontractors, during such Payment Period (on a product-by-product and country-by-country basis), and the amount of the sales split due on such Net Sales and the aggregate Net Sales applicable to each such Product in the current calendar year-to-date. The statement shall also show the amounts of all Net Purchases by Endo of Product during such Payment Period and the amounts of all Inventory Write-offs by Endo of Product during such Payment Period. Such aggregate Net Purchases of Product shall be deducted from the sales split payment otherwise due SkyePharma and such aggregate Inventory Write-offs shall be added to the sales split payment otherwise due SkyePharma. For example, if the net sales split owed to SkyePharma is $100,000 and the Net Purchases by Endo of Product is $40,000 and the amount of Inventory Write-offs by Endo is $10,000, the amount to be paid by Endo to SkyePharma shall equal $70,000. If as a result of the adjustment referenced above, the sales split payment is a negative amount, such negative amount shall be carried forward and shall reduce sales split payments otherwise payable for future periods.

  (c)
  The sales split rate applicable to each Payment Period shall be based on the rate that would be applicable to Net Sales during the 12 month period ending with such Payment Period (as if such period were a calendar year). For example, if Net Sales for the 12 month period ending June 30 were $270,000,000 the sales split rate applicable to such Payment Period would be 55% for DepoMorphine and Propofol IDD-D.

  (d)
  Within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days of the end of each full calendar year after the First Commercial Sale, Endo shall deliver to SkyePharma an accounting of Net Sales during such calendar year and shall at that time inform SkyePharma of any reconciliation between the sales split paid that year and the sales split actually owed on the basis of actual Net Sales for the calendar year and shall pay any shortfall. Endo shall be entitled to carry forward as a credit against future payments of net sales splits any excess payment, or upon termination of this Agreement receive such excess payment.

5.3
Mode of Payment.    Each Party shall make all payments required under this Agreement in the United States in U.S. dollars, via wire transfer of immediately available funds as directed by the other Party from time to time, net of any out-of-pocket transfer costs or fees. Accounting for Net Sales and sales split due under this Agreement shall be in U.S. dollars. For billing and reporting, the statement of operations and sales shall be translated into U.S. dollars at the average rate of exchange listed in The Wall Street Journal on the first and last business day of the applicable calendar quarter.

5.4
Records Retention.    The Parties shall keep complete and accurate records pertaining to the milestones and sales achieved for each Product and the number of primary details performed by each of them with respect the Products, for a period of three calendar years after the year in which such activities occurred or sales were made, and in sufficient detail to permit the other Party to confirm the accuracy of the milestone and sales split payments made hereunder and to confirm the accuracy of the number of primary details performed hereunder.

5.5
Payment and Other Audits.

(a)
Either Party (herein, the "Auditing Party") may demand, no more than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] for any calendar year in the term of this Agreement and only within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] years following the end of such calendar year, an audit of the relevant books and records of the other Party (herein, the "Audited Party") in order to verify the Audited Party's reports on the matters addressed in this Agreement. Upon no less than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days' prior written notice to the Audited Party, the Audited Party shall grant reasonable access to members of a nationally recognized independent public accounting firm selected by the Auditing Party to the relevant books and records of the Audited Party in order to conduct a review or audit thereof. Such access shall be permitted during normal business hours. The Audited Party shall cooperate with such accounting firm and provide it access to all records required in connection with such audit. The audit shall be complete only when such accounting firm reasonably confirms that the audit is complete. The accounting firm shall report its final conclusions and calculations to the Auditing Party. In no event shall the accounting firm disclose any information of the Audited Party to the Auditing Party except to the extent necessary to verify the Audited Party's reporting and other compliance with the terms of this Agreement and, at the request of the Audited Party, such accounting firm will execute appropriate non-disclosure agreements. Except as otherwise provided in this Section 5.5, the Auditing Party shall bear the full cost of the performance of any such audit.

(b)
If as a result of any audit of the books and records of the Audited Party it is shown that a Party's payments to the other Party under this Agreement with respect to the period of time audited were less than the amount that should have been paid to the other Party pursuant to this Agreement, then the paying Party shall, within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days after the other Party's demand therefor, either pay to the other Party the amount of such shortfall plus interest thereon or proceed to the dispute resolution mechanism set forth in Section 5.5(c). Such interest shall be calculated from the date such amount was due until the date such amount is actually paid, at the rate of [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] over the prime rate of interest reported in The Wall Street Journal for the date such amount was due and shall continue to accrue during any resolution of dispute regarding payment under Section 5.5(c). In addition, if any amount of underpayment by an Audited Party is agreed to be more than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] percent of the amount which should have been paid to the Auditing Party pursuant to this Agreement with respect to the period in question as a result of incorrect reporting or calculation by the Audited Party, then the Audited Party shall also reimburse the Auditing Party for its documented reasonable out-of-pocket costs and expenses incurred in connection with the audit (including, without limitation, fees of attorneys, accountants and other professionals).

  (c)
  In the event that the Parties do not agree on the amount of overpayment or underpayment, within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days, each Party shall select an independent public accounting firm which shall meet and discuss the amount in dispute and other related matters within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days thereafter. If such independent public accounting firms cannot agree on a resolution mutually agreeable to the Parties, such independent public accounting firms shall, within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days after such selection and each Party shall pay the costs of its own accounting firm, appoint a third independent public accounting firm which shall resolve the issue within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days after its selection and the Parties shall equally share the costs such accounting firm. The recommendation of the third independent public accounting firm shall be final and binding upon the Parties. A judgment on such firm's disposition may be entered in any court having jurisdiction over the Parties. In addition, if in the final disposition of such matter, the amount of underpayment by the Audited Party is more than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] percent of the amount which should have been paid to the Auditing Party pursuant to this Agreement with respect to the period in question as a result of incorrect reporting or calculation by the Audited Party, then the Audited Party shall also reimburse the Auditing Party for its documented reasonable out-of-pocket costs and expenses incurred in connection with resolving such matter through the retention of such accounting firms (including, without limitation, fees of attorneys, accountants and other professionals).

5.6
Taxes.    In the event that a Party is mandated under the laws of a country or other political subdivision of competent jurisdiction to withhold any tax to the tax or revenue authorities in such jurisdiction in connection with any payment to the other Party, such amount shall be deducted from the payment to be made by such withholding Party; provided, that, the withholding Party shall take reasonable and lawful actions to avoid and minimize such withholding and promptly notify the other Party so that the other Party may take lawful actions to avoid and minimize such withholding. The withholding Party shall promptly furnish the other Party with copies of any tax certificate or other documentation evidencing such withholding as necessary to satisfy the requirements of the United States Internal Revenue Service related to any application by such other Party for foreign tax credit for such payment. Each Party agrees to reasonably cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

6.     GRANT OF RIGHTS; RESTRICTIONS; OWNERSHIP; PATENTS.

6.1
License Grant to Endo.    Subject to the terms and conditions of this Agreement and subject to the retained rights of SkyePharma set forth in Section 6.3:

(a)
SkyePharma hereby grants to Endo during the term of this Agreement with respect to each Product an exclusive license in the Territory under the SkyePharma Product IP, SkyePharma Product Patents, and Inventions to use, sell and offer for sale such Product for the Target Indications applicable to such Product.

(b)
SkyePharma hereby grants to Endo during the term of this Agreement with respect to each Product a non-exclusive license in the Territory under the SkyePharma Product IP, SkyePharma Product Patents and Inventions to enable Endo to perform its obligations under the Development Program for such Product for the Target Indications applicable to such Product.

  (c)
  Except as expressly set forth in Sections 6.1(a), 6.1(b) and 6.6(d), no license is granted by SkyePharma under its rights in the SkyePharma IP, SkyePharma Product Patents, SkyePharma Product IP, Inventions or any other intellectual property of SkyePharma.

6.2
License Grant to SkyePharma.    No right or license is granted by Endo under its rights in any Patents, Know-how, trademarks or any other intellectual property owned by Endo, except:

(a)
Endo hereby grants SkyePharma the right to use (i) any Phase IV clinical data of Endo, and (ii) any other non-proprietary information of Endo that SkyePharma requests, and Endo, in its reasonable discretion, agrees to provide; in each case, solely for use outside of the Territory; and

(b)
Endo hereby grants SkyePharma the right to own (and to register ownership, if desired) and to use any trademarks, trade names or logos specifically applicable to any Product(s) outside of the Territory (excluding "Endo" and any derivatives thereof); provided, that, no such use that significantly derogates from the image or goodwill of the Products in the Territory shall be permitted.

6.3
Retained Rights of SkyePharma.    SkyePharma shall retain all rights to the Products, SkyePharma IP, SkyePharma Product Patents, SkyePharma Product IP, and all Inventions, in each case, for any application (a) outside the Territory, whether or not in the Exclusivity Field, and (b) outside the Exclusivity Field, whether or not in the Territory.

6.4
Sublicensing; Subcontracting.

(a)
Endo shall have the right to grant sublicenses under the rights and licenses granted to it under this Section 6 only after obtaining the prior written consent of SkyePharma, which, in the case of sublicenses for activities undertaken in Canada, shall not be unreasonably withheld or delayed.

(b)
Endo shall have the right to subcontract its responsibilities under this Agreement, without obtaining the written consent of SkyePharma; provided, that, Endo shall at all times maintain direct control over all promotional and sales strategic activities and decisions and that Endo shall at all times remain primarily responsible and liable for all such activities.

(c)
SkyePharma may subcontract any responsibility under this Agreement that it reasonably deems necessary or useful without obtaining the written consent of Endo provided, that, SkyePharma shall at all times remain primarily responsible and liable for all such activities.

(d)
In addition to the requirements set forth in Sections 6.4(a) through (c), inclusive, each sublicense or subcontracting arrangement granted under this Agreement shall provide that: (i) the Party granting the sublicense or subcontract, as the case may be, shall guarantee and be responsible for the making of all payments due, and the making of any reports, under this Agreement; (ii) each Affiliate, Sublicensee, and Subcontractor undertaking any work under this Agreement agrees in writing to maintain financial and scientific books and records and permit the Parties to review such books and records and to visit such Affiliates', Sublicensee's and Subcontractor's facilities pursuant to the provisions of this Agreement applicable to the activities being undertaken by such parties and to observe all other applicable terms of this Agreement; and (iii) in the event of a breach by such an Affiliate, Sublicensee or Subcontractor in the observance of applicable terms of this Agreement, each Party shall be entitled to proceed either directly against such Affiliate, Sublicensee or Subcontractor or directly against the other Party, as such proceeding Party may determine in its sole discretion, to enforce this Agreement.

6.5
Restriction on Activities.    Except as expressly permitted under this Agreement, neither Party shall, and shall cause its Affiliates not to, directly or indirectly, develop, attempt to develop, actively investigate or commercialize for its own account or grant to a Third Party any right to develop or commercialize any indication for any product that is both in the Exclusivity Field and in the Territory; provided, that, in the event of a change of control of a Party in which such Party becomes controlled by a Third Party that has a competing product to one or both of the Products and that is both in the Exclusivity Field and in the Territory (either on the market or actively under development), the restrictions contained in this Section 6.5 shall [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission].

6.6
Ownership.

(a)
SkyePharma shall solely own all Registration Applications, Registrations and other regulatory filings and approvals for the Products.

(b)
SkyePharma shall solely own all data and information developed in connection with all Development Programs.

(c)
Endo shall solely own all data and information developed in connection with all Commercialization Programs; provided SkyePharma shall be permitted to use (a) any Phase IV clinical data, and (b) any other non-proprietary information that SkyePharma requests, that Endo, in its reasonable discretion, agrees to provide, solely for use outside of the Territory.

(d)
Ownership of Inventions shall be as follows: (i) Inventions made solely by employees or contractors of SkyePharma shall be owned solely by SkyePharma; (ii) Inventions made solely by employees or contractors of Endo shall be owned solely by Endo, except that Inventions made solely by employees or contractors of Endo that relate to the formulation or manufacturing process for a Product (but excluding, without limitation, use for a Product) that constitute an improvement, enhancement, modification or derivative work to any SkyePharma IP (excluding SkyePharma Product IP) and which has general utility for other products shall be owned jointly by the Parties; and (iii) Inventions made jointly by employees or contractors of both Parties shall be owned jointly by the Parties. To the extent an Invention owned by either Party relates to DepoMorphine or Propofol IDD-D (x) if SkyePharma is the owner, SkyePharma hereby grants Endo an exclusive royalty free license in the Exclusivity Field and Territory under the Invention and any Patent arising therefrom to use, sell and offer for sale such product, and (y) if Endo is the owner, Endo hereby grants SkyePharma an exclusive royalty free license in the Exclusivity Field and the Territory under the Invention and any Patent arising therefrom to manufacture such product for Endo or its designees for use and sale in the Territory.

(e)
Endo shall own all trademarks, trade names, and logos under which the Products will be marketed and sold in the Territory. SkyePharma shall be permitted to own (and to register ownership, if desired) and to use any trademarks, trade names or logos specifically applicable to any Product(s) outside of the Territory (excluding "Endo" and any derivatives thereof); provided, that, no such use that in any way derogates from the image or goodwill of the Products in the Territory shall be permitted.

(f)
Each Party shall be permitted to use jointly owned Inventions without obligation to the other Party with respect to such Inventions that are (i) outside the Territory, whether or not in the Exclusivity Field, or (ii) outside the Exclusivity Field, whether or not in the Territory.

(g)
In the event that a future invention solely developed by one of the Parties relates to DepoMorphine or Propofol IDD-D, such Party shall grant to the other a royalty free, non-exclusive license to any such Patent arising therefrom outside the Territory, but solely to the extent that such Patent applies to such product and not for any other purpose.

6.7
Patent Prosecution and Maintenance.

(a)
Each Party shall have full responsibility for, and shall control the preparation and prosecution of, all patent applications and the maintenance of all patents relating to the Inventions owned solely by it (including the Patents) in the Territory. Each Party shall pay all costs of filing, prosecuting and maintaining such patent applications and patents relating to Inventions owned solely by it. SkyePharma shall control the preparation and prosecution of all patent applications and the maintenance of all patents relating to the Inventions owned jointly with Endo (including the Patents) in the Territory. The costs of filing, prosecuting and maintaining patent applications and patents relating to jointly owned Inventions shall be borne by SkyePharma.

(b)
Each Party shall promptly provide to the other Party a complete written disclosure of any Invention made by such Party. SkyePharma, in consultation with Endo, shall determine whether any Invention owned solely by it or jointly with Endo is patentable, and if so, shall proceed with the preparation and prosecution of a patent application covering any such Invention. Endo shall determine whether any Invention owned solely by it is patentable, and if so, shall proceed with the preparation and prosecution of a patent application covering any such Invention.

(c)
Each Party shall promptly provide copies to the other Party of any filings made to, and any written communications received from, any patent office relating, in whole or in part, to such patent applications or patents granted thereon reasonably in advance of the relevant proposed filing or response date. Each Party shall give reasonable consideration to any comments that may be made by the other Party reasonably in advance of the relevant proposed filing or response date relating to the filing and prosecution of such patent applications or the maintenance of patents granted thereon.

(d)
The Parties shall cooperate with each other to execute all lawful papers and instruments, to make all rightful oaths and declarations, and to provide consultation and assistance as may be necessary in the preparation, prosecution, maintenance and enforcement of all such patents.

(e)
Each Party shall undertake the obligation to maintain its respective patent applications and patents within Patents directly relating to Products during the term of this Agreement.

6.8
Patent and Trademark Enforcement.

(a)
If either Party learns of an infringement, unauthorized use, misappropriation or ownership claim or threatened infringement or other such claim (an "Infringement") by a Third Party with respect to any Product or Product-related trademarks within the Territory, such Party shall promptly notify the other Party in writing and shall promptly provide such other Party with available evidence of such Infringement.

  (b)
  SkyePharma shall have the right, but not the duty, to institute patent Infringement actions against Third Parties based on any Product in the Territory. If SkyePharma does not institute an Infringement proceeding against an offending Third Party within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days of learning of such Infringement, Endo shall have the right, but not the duty, to institute such an action with respect to any Infringement by such Third Party. Neither Party may enter into any settlement, consent judgment or other voluntary final disposition of such action which adversely affects any Product, SkyePharma IP, SkyePharma Product Patent, SkyePharma Product IP or Invention without the prior written consent of the other Party which consent shall not be unreasonably withheld. The costs and expenses of any such action (including reasonable fees of attorneys and other professionals) shall be shared equally by the Parties. Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such Infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including consenting to being named as a nominal party thereto). Each Party prosecuting any such Infringement actions shall keep the other Party reasonably informed as to the status of such actions. Any award paid by Third Parties as a result of such an Infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse the Parties for all costs and expenses incurred by the Parties with respect to such action on a pro rata basis and, if after such reimbursement any funds shall remain from such award, they shall be deemed to Net Sales for the Product involved in such action and allocated between the Parties accordingly.

  (c)
  Endo shall have the right, but not the duty, to institute trademark Infringement actions against Third Parties based on any Product-related trademarks in the Territory. If Endo does not institute an Infringement proceeding against an offending Third Party within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days of learning of such Infringement, SkyePharma shall have the right, but not the duty, to institute such an action with respect to any Infringement by such Third Party. Neither Party may enter into any settlement, consent judgment or other voluntary final disposition of such action which adversely affects any Product-related trademark without the prior written consent of the other Party which consent shall not be unreasonably withheld. The costs and expenses of any such action (including reasonable fees of attorneys and other professionals) shall be shared equally by the Parties. Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such Infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including consenting to being named as a nominal party thereto). Each Party prosecuting any such Infringement actions shall keep the other Party reasonably informed as to the status of such actions. Any award paid by Third Parties as a result of such an Infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse the Parties for all costs and expenses incurred by the Parties with respect to such action on a pro rata basis and, if after such reimbursement any funds shall remain from such award, they shall be deemed to be Net Sales for the Product involved in such action and allocated between the Parties accordingly.

6.9
Infringement Actions by Third Parties.

(a)
In the event of the institution or threatened institution of any suit by a Third Party against a Party for patent infringement involving the manufacture, use, distribution, sale or marketing of a Product in the Territory, such Party shall promptly notify the other Party in writing of such suit. This Section 6.9(a) shall govern any such suit unless otherwise covered by Section 10.1(e). The JEC shall determine how the Parties will defend such suit and how the defense of such action shall be controlled. The Parties shall equally share (a) all costs and expenses (including, without limitation, reasonable fees of attorneys and other professionals) incurred by the Parties with respect to such defense, and (b) damages awarded to and settlements made with Third Parties bringing such suits. Each Party shall assist and cooperate with the other Party, at the other Party's reasonable request and expense, in the defense of any such suit (including, without limitation, consenting to being named as a nominal party thereto). During the pendency of such action, Endo shall continue to make all payments due under this Agreement. Any award paid by Third Parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse the Parties for all costs and expenses incurred by the Parties with respect to such action on a pro rata basis and, if after such reimbursement any funds shall remain from such award, they shall be deemed to be Net Sales for the Product involved in such action and allocated between the Parties accordingly.

(b)
In the event of the institution or threatened institution of any suit by a Third Party against a Party for trademark infringement involving the manufacture, use, distribution, sale or marketing of a Product in the Territory, such Party shall promptly notify the other Party in writing of such suit. Endo shall have the duty to defend such suit and shall control the defense of such action. Endo shall bear (a) all costs and expenses (including, without limitation, reasonable fees of attorneys and other professionals) incurred by it with respect to such defense, and (b) damages awarded to and settlements made with Third Parties bringing such suits. SkyePharma shall assist and cooperate with Endo, at Endo's reasonable request and expense, in the defense of any such suit (including, without limitation, consenting to being named as a nominal party thereto). Any award paid by Third Parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse Endo for all costs and expenses incurred by Endo with respect to such action and, if after such reimbursement any funds shall remain from such award, they shall be deemed to be Net Sales for the Product involved in such action and allocated between the Parties accordingly.

6.10
Federal Food, Drug and Cosmetic Act.    Notwithstanding any other provision contained in this Agreement (including, without limitation, Section 6.8), SkyePharma shall be solely responsible for all costs and expenses (including, without limitation, reasonable fees of attorneys and other professionals) which solely relate to legal action(s) brought in connection with a certification made by SkyePharma with respect to a Product pursuant to Section 505(b)(2)(A)(iv) of the Federal Food, Drug and Cosmetic Act. In the event that Endo incurs such costs or expenses in connection with any such legal action(s), Endo shall be entitled to deduct such costs or expenses from sales split on the Net Sales of Products otherwise owed to SkyePharma under this Agreement.

7.     ADVERSE REACTION REPORTING.

7.1
Adverse Reaction Reporting.

(a)
SkyePharma shall record, evaluate, summarize and review all adverse drug experiences associated with the Products, and report all such information to the FDA in accordance with its regulatory requirements as holder of the Product Registration. In addition, each Party shall:

(i)
in a timely manner, provide to the other Party for initial and/or periodic submission to Regulatory Authorities significant information on the drug from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with each Product;

(ii)
in connection with investigational drugs, promptly report to the other Party the receipt of a report of any unexpected serious adverse experience with the drug, if required for either Party to comply with regulatory requirements; and

(iii)
in connection with marketed drugs, promptly report to the other Party any serious adverse experience with the drug that is unexpected.

(b)
For purposes of this Agreement, "Serious Adverse Drug Experience" means any adverse drug experience occurring at any dose that results in any of the following outcomes: death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a Serious Adverse Drug Experience when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition. An unexpected adverse drug experience is one that is not listed in the current labeling for the drug product. This includes events that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differ from the event because of greater severity or specificity.

(c)
Each Party shall promptly report to the other Party the information set forth above affecting any of the Products in any country, within or without the Territory.

(d)
If a Party contracts with a Third Party for research to be performed by such Third Party on any of the Products, that Party shall require such Third Party to report to the contracting Party the information set forth above.

(e)
The details of adverse reaction reporting during the Development Program(s) and thereafter shall be stipulated in separate agreements to be entered into by the Parties in due course.

(f)
Any information required pursuant to this Section 7.1 shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

(i)
in the case of SkyePharma, to:

      SkyePharma, Inc.
      10450 Science Center Drive
      San Diego, CA 92121
      Attention: Dr. Gordon Schooley
      Facsimile No.: (858) 623-0376
      Telephone No.: (858) 625-2414

    (ii)
    in the case of Endo, to:

      Endo Pharmaceuticals Inc.
      100 Painters Dr.
      Chadds Ford, PA 19317
      Attention: Dr. Bradley Galer
      Facsimile No.: (610) 558-9685
      Telephone No.: (610) 558-9800

or to such other address for such Party as it shall have specified by like notice to the other Party; provided, that, notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service.

8.     REPRESENTATIONS AND WARRANTIES AND CONVENANTS.

8.1
Representations and Warranties of Both Parties.    Each Party represents and warrants to the other Party, as of the Effective Date, that:

(a)
Such Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)
Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement and has full power and authority to enter into this Agreement and perform its obligations under this Agreement;

(c)
This Agreement has been duly executed by such Party and assuming due authorization, execution and delivery by the other Party, constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms, subject to and limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors' rights; and (ii) judicial discretion in the availability of equitable relief;

(d)
With the exception of compliance with the applicable provisions of HSR and the approval of applicable Regulatory Authorities, such Party has obtained, or is not required to obtain, the consent, approval, order, or authorization of any Third Party, or has completed, or is not required to complete any registration, qualification, designation, declaration or filing with, any Regulatory Authority, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement, including any grant of rights to the other Parties pursuant to this Agreement; and

  (e)
  The execution and delivery of this Agreement, and the performance by such Party of its obligations under this Agreement, including the grant of rights to the other Party pursuant to this Agreement, does not and will not: (i) conflict with, nor result in any violation of or default under any such instrument, judgment, order, writ, decree, contract or provision to which such Party is otherwise bound; (ii) except as disclosed by SkyePharma on Schedule 8.1(e), give rise to any lien, charge or encumbrance upon any assets of such Party or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization, or approval that applies to such Party, its business or operations or any of its assets or properties, except any or all of which could not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or on the rights of the other Party under this Agreement; or (iii) conflict with any rights granted by such Party to any Third Party or breach any obligation that such Party has to any Third Party.

8.2
Representations and Warranties of SkyePharma.    SkyePharma represents and warrants to Endo, as of the Effective Date, that:

(a)
SkyePharma is the owner of, or has exclusive rights to, all of the SkyePharma Product Patents in existence on the Effective Date, and has the exclusive right to grant the rights granted under this Agreement therefor. To the knowledge of SkyePharma, all of the issued SkyePharma Product Patents in existence on the Effective Date are valid, in full force and effect and have been maintained to date, and are not the subject of any interference or opposition proceedings;

(b)
SkyePharma has provided Endo, or given Endo access to, true, complete and unredacted (except as expressly noted) copies of all (i) Regulatory Documentation, and (ii) material agreements (including any letter agreements) between SkyePharma and any licensee, production or financing partner or other Third Party, including all effective amendments to any such agreements, which, in any event (A) affects or may affect Endo's rights under this Agreement, or (B) relates to a Product;

(c)
There is no pending or, to the knowledge of SkyePharma, threatened claim, interference, opposition or demand of any Third Party challenging the ownership, validity or scope of any SkyePharma Product Patents in existence as of the Effective Date. To the knowledge of SkyePharma, the manufacture, use or sale of the Products as contemplated by this Agreement will not infringe or otherwise violate any intellectual property right of any Third Party; and

(d)
No representation or warranty made by SkyePharma in this Agreement, any Quality Agreement or any Supply Agreement, nor any statement or record contained in any schedule or exhibit hereto or thereto furnished by SkyePharma, contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

8.3
Disclaimer.    EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE.

8.4
Freedom to Operate.    Each Freedom to Operate Opinion previously delivered to Endo concludes that there are no Third Party intellectual property rights which adversely affect the Parties' right to make, use, sell, and offer for sale the Products as contemplated by this Agreement. In addition, the Parties expect that any update of such Freedom to Operate Opinions sought pursuant to Section 3.2(f) will conclude that there are no Third Party intellectual property rights which adversely affect the Parties' right to make, use, sell, and offer for sale the Products as contemplated by this Agreement. However, it is agreed and understood by both Parties that such a Freedom to Operate Opinion or any updated Freedom to Operate Opinion shall in no way constitute a representation or warranty by or on behalf of SkyePharma that either Party is, in fact, free to make, use, sell, and offer for sale the Product in any way, without infringing the intellectual property rights of a Third Party.

8.5
Negative Pledge.    SkyePharma represents, warrants, and covenants that, except as set forth on Schedule 8.1(e), there are no liens or claims currently existing on or to the SkyePharma Product IP or SkyePharma Product Patents (including any liens or claims on or to rights to sue for past, present and future infringements thereof, any licenses, claims, damages, and proceeds of suit arising therefrom, or any payments or rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof), any additions to, and substitutions for, any or all of the foregoing or any "proceeds" (as defined in Article 9 of the Uniform Commercial Code) of any or all of foregoing that could reasonably be expected to adversely affect Endo's benefits and rights under this Agreement. SkyePharma will not create, incur, or permit to exist on or to any SkyePharma Product IP or SkyePharma Product Patents, will defend such SkyePharma Product IP or SkyePharma Product Patents against, and will take such other action as is necessary to remove in respect to such SkyePharma Product IP or SkyePharma Product Patents, any lien or claim, other than the liens or claims created hereby. Further, SkyePharma covenants and agrees not to enter into any agreements which would prohibit the creation or attachment of a security interest upon such SkyePharma Product IP or SkyePharma Product Patents.

9.     PUBLICATION; CONFIDENTIALITY.

9.1
Notification and Review with Respect to SkyePharma and Endo.

(a)
Both Parties recognize that each may wish to publish the results of their work relating to the subject matter of this Agreement. However, both Parties also recognize the importance of acquiring patent protection and otherwise maintaining the confidentiality of commercially sensitive information. Consequently, any proposed publication, by either Party (including its Affiliates, Sublicensees or Subcontractors), that includes information related to the Products or any Development Program, or which otherwise includes proprietary information of the other Party or Confidential Information, may not be made by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.

(b)
SkyePharma agrees not to make any public announcement or disclosure (including, without limitation, any press release, summary or Q&A) affecting the marketing or commercialization of, or the identity or potential applications of any Product, without first obtaining the prior written approval of Endo (acting in its capacity as commercialization partner). Notwithstanding the foregoing, on and after the Effective Date, either Party may issue a press release, the content of which will be agreed upon in advance by the Parties, with respect to the execution of this Agreement.

(c)
The JDC will review the manuscript, abstract, text or any other material provided to it under this Section 9.1 to determine whether patentable subject matter is disclosed. The JDC will notify the publishing Party within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days of receipt of the proposed publication if the JDC, in good faith, determines that patentable subject matter is or may be disclosed, or if the JDC, in good faith, believes Confidential Information is or may be disclosed. If it is determined by the JDC that patent applications should be filed, the publishing Party shall delay its publication or presentation for a period not to exceed [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days from the JDC's receipt of the proposed publication or presentation to allow time for the filing of patent applications covering patentable subject matter. In the event that the delay needed to complete the filing of any necessary patent application will exceed the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]day period, the JDC will discuss the need for obtaining an extension of the publication delay beyond the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]day period. If it is determined in good faith by the JDC that Confidential Information or proprietary information is being disclosed, the Parties shall consult in good faith to arrive at an agreement on mutually acceptable modifications to the proposed publication or presentation to avoid such disclosure.

(d)
Each Party shall cooperate fully with the other with respect to all disclosures regarding this Agreement required under applicable rules and regulations promulgated by the United States Securities and Exchange Commission and any other governmental or regulatory agencies; provided, that, nothing herein shall restrict a Party from making any disclosure that is required by law.

(e)
In addition, neither Party shall disclose, under any circumstances except as set forth in this Section 9 or as otherwise required by law, the terms of this Agreement or the identity or potential applications of any Products to any Third Party other than to professional advisors and financing sources, and in that case, only under confidentiality terms at least as stringent in material respects as this Section 9.

9.2
Confidentiality; Exceptions.    Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, during the term of this Agreement and for five years thereafter, the receiving Party shall keep, and shall ensure that its Affiliates, employees, officers and directors keep, confidential and shall not publish or otherwise disclose and shall not use for any purpose except to effectuate this Agreement (a) any information furnished to it by the other Party, or (b) any information developed under or in connection with this Agreement by either Party; except to the extent that it can be established by the receiving Party by competent proof that such information: (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or (iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others (all such information to which none of the foregoing exceptions applies, "Confidential Information").

9.3
Exceptions to Obligation.    The restrictions contained in Section 9.2 shall not apply to Confidential Information that (a) is submitted by the recipient to Regulatory Authorities to facilitate the issuance of Registrations for the Products, provided, that, reasonable measures shall be taken to assure confidential treatment of such information; (b) is provided by the recipient to Third Parties under confidentiality agreements having provisions at least as stringent as those in this Agreement in connection with its responsibilities under the Development Programs and Commercialization Programs; (c) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction; provided, that, if a Party is required to make any such disclosure of the other Party's Confidential Information such Party will give reasonable advance written notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its commercially reasonable best efforts to secure confidential treatment of such Confidential Information required to be disclosed; (d) was developed by the receiving Party independent of any disclosure received under this Agreement; or (e) is developed under or is in connection with this Agreement by either Party and needs to be used by the Party which developed same to prepare, file and/or prosecute patent applications in the United States, Canada and other countries consistent with the terms of this Agreement. In addition, the restrictions contained in Section 9.1 or 9.2 shall not apply to SkyePharma to the extent the Confidential Information relates to any Product or any application of any SkyePharma IP, SkyePharma Product Patent, SkyePharma Product IP or Invention; in each case, for any application (i) outside the Territory, whether or not in the Exclusivity Field, or (ii) outside the Exclusivity Field, whether or not in the Territory.

9.4
Remedies.    Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation found by a court of competent jurisdiction of this Section 9.

10.   INDEMNIFICATION; INSURANCE.

10.1
By SkyePharma.    SkyePharma shall indemnify, defend and hold harmless Endo and its Affiliates, Sublicensees and Subcontractors, and their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) (collectively, "Damages") arising out of or resulting from:

(a)
gross negligence, recklessness or wrongful intentional acts or omissions of SkyePharma or its Affiliates, Sublicensees or Subcontractors, and their respective directors, officers, employees and agents, in connection with SkyePharma's activities contemplated under this Agreement, the Supply Agreements and the Quality Agreements;

(b)
any warranty claims, Product recalls or any tort claims of personal injury (including death) or property damage relating to or arising out of any use, sale or offer for sale of any Product;

(c)
any breach of any representation or warranty or covenant made by SkyePharma pursuant to Section 8 or pursuant to Section 5 of the Supply Agreements;

(d)
any claim made or action taken by Paul Capital Royalty Acquisition Fund, L.P., its affiliates or its or their respective successors or assigns against Endo or its Affiliates, Sublicensees and Subcontractors in any way arising out of or resulting from the transactions contemplated by this Agreement or the Product, except for the failure by Endo to make payment either to SkyePharma or as directed by SkyePharma to Paul Capital with respect to all or a portion of the payment to which SkyePharma is obligated to make to Paul Capital; and

(e)
any claim made or action taken (including without limitation injunctive action) which is referred to in the letter from Peter Lankau to Michael R. D. Ashton, dated December 31, 2002;

  in the case of clauses (a) through (c), only to the extent not due to the gross negligence, recklessness or wrongful intentional acts or omissions of Endo or its Affiliates, Sublicensees or Subcontractors, and their respective directors, officers, employees and agents.

  It is specifically agreed that in the case of indemnification pursuant to Section 10.1(e), the Damages shall include all payments made by Endo to SkyePharma relating to [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]. In the event that any such amounts have been paid or credited by SkyePharma prior to the occurrence of any of the foregoing events and subsequently such claim or action covered under Section 10.1(e) is finally determined (whether by a final court order, final settlement or otherwise) which does not result in any of the foregoing events, such amounts so paid or credited shall become immediately due and owing from Endo to SkyePharma.

10.2
By Endo.    Endo shall indemnify, defend and hold harmless SkyePharma and its Affiliates, Sublicensees and Subcontractors, and their respective directors, officers, employees and agents, from and against any and all Damages arising out of or resulting from:

(a)
gross negligence, recklessness or wrongful intentional acts or omissions of Endo or its Affiliates, Sublicensees or Subcontractors, and their respective directors, officers, employees and agents, in connection with Endo's activities contemplated under this Agreement, the Supply Agreements and the Quality Agreements; or

(b)
any claims relating to or arising out of the marketing or sales activities of Endo or its Affiliates, Sublicensees or Subcontractors, but only to the extent not covered by Sections 6.9 or 10.1; or

  (c)
  any breach of any representation or warranty or covenant made by Endo pursuant to Section 8 or pursuant to Section 5 of the Supply Agreements;

  in each case, only to the extent not due to the gross negligence, recklessness or wrongful intentional acts or omissions of SkyePharma or its Affiliates, Sublicensees or Subcontractors, and their respective directors, officers, employees and agents.

10.3
Notice.    In the event that any person (an "Indemnitee") entitled to indemnification under Section 10.1 or 10.2 is seeking such indemnification, such Indemnitee shall inform the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided, that, such settlement does not impose any obligation on the Indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim.

10.4
Complete Indemnification.    As the Parties intend complete indemnification, all costs and expenses, including without limitation, legal fees and expenses, actually incurred by an Indemnitee in connection with enforcement of this Section 10 shall also be reimbursed by the indemnifying Party.

10.5
Insurance.

(a)
Each party shall maintain during the performance of this Agreement the following insurance or self-insurance in amounts no less than that specified for each type:

(i)
General liability insurance with combined limits of not less than $ [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] per occurrence and $ [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] per accident for bodily injury, including death and property damage;

(ii)
Workers' compensation insurance in the amounts required by the law of the state(s) in which such party's workers are located and employer's liability insurance with limits of not less than $ [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] per occurrence;

(iii)
In the event that the use of a company-owned motor vehicle is required in the performance of this Agreement, automobile liability insurance with combined limits of not less than $ [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] per occurrence and $ [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] per accident for bodily injury, including death and property damage, is required;

(iv)
Product liability insurance with limits not less than $ [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]; and

(v)
Excess insurance, in excess of all coverages set forth above, with limits not less than $ [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission].

(b)
Each Party shall provide to the other [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days prior written notice of any cancellation or change in its coverage.

11.   TERM; TERMINATION.

11.1
Term.    This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Section 11, shall expire:

(a)
on a Product-by-Product, country-by-country basis, upon the later of (i) the expiration of the Valid Claims of all Patents covering such Product in each country within the Territory, and (ii) the 15th anniversary of First Commercial Sale of such Product; and

(b)
in its entirety upon the last to occur of the events referenced in Section 11.1(a) in respect to the last remaining Product to which this Agreement applies.

11.2
Termination for Cause.    Either Party (the "Non-breaching Party") may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety or with respect to any Product or with respect to any Product in any country in the Territory, in the event the other Party (the "Breaching Party") shall have materially breached or defaulted in the performance of any of its material obligations hereunder or, with respect to such Product or such Product in a country, so materially breached or defaulted with respect to that Product or that Product in such country, and such default shall have continued for [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] after written notice thereof was provided to the Breaching Party by the Non-breaching Party (or, if such default cannot be cured within such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]period, if the Breaching Party does not commence and diligently continue actions to cure such default during such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period). Any such termination shall become effective at the end of such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period unless the Breaching Party has cured any such breach or default prior to the expiration of such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period (or, if such default cannot be cured within such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period, if the Breaching Party has commenced and diligently continued actions to cure such default). The right of either Party to terminate this Agreement as provided in this Section 11.2 shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

11.3
Termination in Connection with Bankruptcy.    Either Party may terminate this Agreement effective immediately in the event that the other Party (i) has become insolvent or has been dissolved or liquidated, filed or has filed against it, a petition, case or other proceeding under any Bankruptcy Laws, and such petition, case or proceeding if filed against it is not dismissed within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the filing; (ii) makes a general assignment for the benefit of creditors; or (iii) has a receiver, custodian, trustee or other Person exercising similar functions appointed for all or substantially all of its assets. Notwithstanding the foregoing, Endo may elect to terminate this Agreement upon the occurrence of one of the foregoing events solely with respect to SkyePharma Canada Inc. and/or its subsidiaries and not SkyePharma, Inc. and/or its subsidiaries if the occurrence of such event is reasonably anticipated by Endo to have a material adverse effect on the rights and benefits of Endo under this Agreement.

11.4
Termination For Delay.    In the event that SkyePharma has not received written notice that the FDA has:

(a)
accepted the Registration Application for DepoMorphine in the United States on or before September 1, 2004; or

  (b)
  finally approved the Registration of DepoMorphine in the United States with the Target Labeling on or before December 1, 2005; or

  (c)
  accepted the Registration Application for Propofol IDD-D in the United States on or before March 31, 2006; or

  (d)
  finally approved the Registration of Propofol IDD-D in the United States with the Target Labeling on or before June 1, 2007;

  then, in each case, Endo shall have the right to terminate its rights and obligations under this Agreement and all ancillary agreements related thereto by giving written notice to SkyePharma as provided in Section 11.9(i)(A).

11.5
Termination For Failure to Achieve the Target Labeling.    Upon Endo's receipt of notice from SkyePharma of the FDA's final approval of the Registration of DepoMorphine or Propofol IDD-D, as the case may be, in the United States which does not meet the applicable Target Labeling together with a copy of the labeling that was approved by the FDA, Endo shall have the right to terminate its rights and obligations under this Agreement only if the approved labeling materially fails to meet the applicable Target Labeling such that expected sales of DepoMorphine or Propofol IDD-D, as the case may be, are significantly adversely affected and, within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] after receiving such notice from SkyePharma, Endo gives SkyePharma notice certifying same and stating that it is exercising this termination right as provided in Section 11.9(i)(A). In the event Endo so exercises its right to terminate, the milestone payable to SkyePharma pursuant to Section 4.2 upon the FDA's final approval of the Registration of DepoMorphine or Propofol IDD-D, as the case may be, in the United States shall not become due.

11.6
Long-Term Inability to Supply.    In the event that a Long-Term Inability to Supply has occurred with respect to a Product, Endo shall have the right, in its sole discretion, upon written notice to terminate this Agreement in its entirety or solely as to the Product not adequately supplied.

11.7
Safety.    If during a Product's Development Program or Commercialization Program, such Product becomes subject to a pattern of Serious Adverse Drug Experiences or either Party receives notice from a Regulatory Authority, independent review committee, data safety monitoring board or another similar clinical trial or post-marketing monitoring body alleging significant concern regarding a patient safety issue, in each case which Endo, in good faith, reasonably believes would seriously impact the long-term viability of the Product, Endo shall have the right, upon [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] prior written notice to SkyePharma setting forth the reasons therefor, to have the JEC determine whether or not there exists such serious impact on the long-term viability of a Product and, what if anything, the Parties should do to address the matter. In the event the JEC is unable to reach a unanimous resolution of the matter within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the matter being referred to the JEC, Endo may terminate its rights and obligations under this Agreement upon written notice as provided in Section 11.9(i)(A) so long as Endo reasonably believes the patient safety issue would seriously impact the long-term viability of the Product.

11.8
Other Termination.    Endo shall have the right in its sole discretion to terminate this Agreement in its entirety, if not terminated by Endo under any other provision of this Agreement, upon [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] prior written notice; provided that in such event, Endo shall pay SkyePharma on the effective date of such termination Five Million Dollars ($5,000,000.00); provided further that, notwithstanding the foregoing, Endo shall not be obligated to make such payment to SkyePharma in the event that Endo has been involved in a merger, consolidation or similar transaction or sale of all or substantially all of its assets which has resulted in a change of control of Endo prior to such termination.

11.9
Effect of Expiration or Termination.

(a)
Upon the expiration of the term of this Agreement with respect to a Product in any country in the Territory pursuant to Section 11.1, Endo's rights and obligations with respect to such Product shall terminate.

(b)
If this Agreement is terminated by SkyePharma with respect to a particular Product in one or more countries in the Territory pursuant to Section 11.2, in addition to any other remedies available to SkyePharma at law or in equity: (i) at Endo's expense, Endo shall promptly transfer to SkyePharma copies of all relevant data, reports, records and materials in Endo's possession or control that relate to such Product in the country or countries, as applicable, in respect to which termination has occurred and return to SkyePharma all relevant records and materials in Endo's possession or control containing Confidential Information of SkyePharma relating to such Product in such country or countries, as applicable (provided, that, Endo may keep one copy of such Confidential Information of SkyePharma for archival purposes only); (ii) to the extent Endo owns or holds any right, title and interest in trademarks, trade names, and logos under which such Product has been or is being marketed or sold in such country or countries, as applicable, Endo shall assign the same to SkyePharma; (iii) the license granted under Section 6.1 and by SkyePharma under Section 6.6(d) shall terminate with respect to such Product in such country or countries, as applicable; (iv) SkyePharma shall pay a royalty to Endo on the Net Sales of such Product in such country or countries, as applicable, which shall be determined in accordance with Section 11.9(h); (v) all sublicenses granted by Endo under this Agreement shall continue in full force and effect in accordance with the terms and conditions of the respective sublicense agreements, and Endo will assign to SkyePharma those sublicense agreements to the extent relating to such Product in such country or countries, as applicable; (vi) if DepoMorphine is the Product being terminated, then subsections (a) and (b) of the definition of Exclusivity Field and subsection (a) of the definition of Development Field shall terminate and no longer have any effect through the application of such terms in this Agreement in such country or countries, as applicable; (vii) if Propofol IDD-D is the Product being terminated, then subsection (c) of the definition of Exclusivity Field and subsection (b) of the definition of Development Field shall terminate and no longer have any effect through the application of such term in this Agreement in such country or countries as applicable; and (viii) if DepoMorphine is the Product being terminated and is being terminated in all countries in the Territory, Section 2.11 shall terminate; and (ix) Endo shall, at Endo's expense, provide SkyePharma with all reasonably necessary or useful assistance to enable SkyePharma to coordinate and undertake the orderly continued development and commercialization of such Product in such country or countries as applicable (such assistance shall include, but not be limited to, providing access to, copies of and the right to use customer lists, marketing materials, marketing plans and marketing presentations solely to the extent related to such Product in such country or countries, as applicable, as well as advice and recommendations on which sales representatives, sales organizations and sales methods would most likely prove most beneficial to promote sales of such Product).

  (c)
  If this Agreement is terminated by SkyePharma in its entirety pursuant to Section 11.2, in addition to any other remedies available to SkyePharma at law or in equity: (i) at Endo's expense, Endo shall promptly transfer to SkyePharma copies of all relevant data, reports, records and materials in Endo's possession or control that relate to a Development Program or a Commercialization Program and return to SkyePharma all relevant records and materials in Endo's possession or control containing Confidential Information of SkyePharma (provided, that, Endo may keep one copy of such Confidential Information of SkyePharma for archival purposes only); (ii) to the extent Endo owns or holds any right, title and interest in any trademarks, trade names, and logos under which any Product(s) have been or are being marketed or sold in the Territory, Endo shall assign the same to SkyePharma; (iii) the licenses granted under Section 6.1 and by SkyePharma under Section 6.6(b) shall terminate with respect to all Products; (iv) SkyePharma shall pay a royalty to Endo on the Net Sales of the Products which shall be determined in accordance with Section 11.9(h); (v) all sublicenses granted by Endo under this Agreement shall continue in full force and effect in accordance with the terms and conditions of the respective sublicense agreements, and Endo will assign all such sublicense agreements to SkyePharma; and (vi) Endo shall, at Endo's expense, provide SkyePharma with all reasonably necessary or useful assistance to enable SkyePharma to coordinate and undertake the orderly continued development and commercialization of the Products (such assistance shall include, but not be limited to, providing access to, copies of and the right to use customer lists, marketing materials, marketing plans and marketing presentations solely to the extent related to the Products as well as advice and recommendations on which sales representatives, sales organizations and sales methods would most likely prove most beneficial to promote sales of the Products).

  (d)
  If this Agreement is terminated by SkyePharma in its entirety pursuant to Section 11.3, in addition to any other remedies available to SkyePharma at law or in equity: (i) at Endo's expense, Endo shall promptly transfer to SkyePharma copies of all relevant data, reports, records and materials in Endo's possession or control that relate to a Development Program or a Commercialization Program and return to SkyePharma all relevant records and materials in Endo's possession or control containing Confidential Information of SkyePharma (provided, that, Endo may keep one copy of such Confidential Information of SkyePharma for archival purposes only); (ii) to the extent Endo owns or holds any right, title and interest in any trademarks, trade names, and logos under which any Product(s) have been or are being marketed or sold in the Territory, Endo shall assign the same to SkyePharma; (iii) the license granted to Endo under Sections 6.1 and Section 6.6(d) shall terminate with respect to all Products and SkyePharma shall be permitted to market and sell such Product in the Territory, whether or not in the Exclusivity Field, without any obligation to Endo; and (iv) all sublicenses granted by Endo under this Agreement shall continue in full force and effect in accordance with the terms and conditions of the respective sublicense agreements, and Endo will assign all such sublicense agreements to SkyePharma.

  (e)
  If this Agreement is terminated by Endo with respect to a particular Product in one or more countries in the Territory pursuant to Section 11.2, in addition to any other remedies available to Endo at law or in equity: (i) at SkyePharma's expense, SkyePharma shall promptly transfer to Endo copies of all relevant data, reports, records and materials in SkyePharma's possession or control that relate to such Product in the country or countries, as applicable, in respect to which termination has occurred and return to Endo all relevant records and materials in SkyePharma's possession or control containing Confidential Information of Endo relating to such Product in such country or countries, as applicable, (provided, that, SkyePharma may keep one copy of such Confidential Information of Endo for archival purposes only); (ii) SkyePharma shall, upon Endo's request and at SkyePharma's expense, provide Endo with all information necessary or desirable to cross-reference and/or assume responsibility for any of SkyePharma's INDs, Registration Applications, Registrations and other regulatory filings for the applicable Target Indications in the applicable Development Field with respect to such Product in such country or countries, as applicable; (iii) the licenses granted under Section 6.1 and by Endo under Section 6.6(d) shall terminate with respect to such Product; (iv) a new license is hereby granted to Endo under which Endo shall have a royalty-bearing (such royalty to be determined in accordance with Section 11.9(h)), exclusive (even as to SkyePharma) right and license under SkyePharma's rights in any Inventions, SkyePharma Product IP and SkyePharma Product Patents in such country or countries, as applicable, in each case to enable Endo to develop, use, make, have made, offer for sale, sell, and import such Product(s) in such country or countries, as applicable, in the Territory for the applicable Target Indications; (v) if DepoMorphine is the Product being terminated, then subsections (a) and (b) of the definition of Exclusivity Field and subsection (a) of the definition of Development Field shall terminate and no longer have any effect through the application of such terms in this Agreement in such country or countries, as applicable; (vi) if Propofol IDD-D is the Product being terminated, then subsection (c) of the definition of Exclusivity Field and subsection (b) of the definition of Development Field shall terminate and no longer have any effect through the application of such term in this Agreement in such country or countries, as applicable; (vii) all Third Party manufacturing and supply agreements entered into by SkyePharma in connection with this Agreement shall continue in full force and effect in accordance with the terms and conditions of the respective Third Party manufacturing and supply agreement, and SkyePharma will assign to Endo such agreements to the extent relating to such Product in such country or countries, as applicable; and (viii) SkyePharma shall, at SkyePharma's expense, provide Endo with all reasonably necessary or useful assistance to enable Endo to coordinate and undertake the orderly continued development and commercialization of such Product in such country or countries, as applicable (such assistance shall include, but not be limited to, providing access to, copies of and the right to use supplier lists and development and supplier materials solely to the extent related to such Product in such country or countries, as applicable, as well as advice and recommendations on which suppliers or developers would most likely prove most beneficial in developing, manufacturing and supplying such Product).

  (f)
  If this Agreement is terminated by Endo in its entirety pursuant to Section 11.2, in addition to any other remedies available to Endo at law or in equity: (i) at SkyePharma's expense, SkyePharma shall promptly transfer to Endo copies of all relevant data, reports, records and materials in SkyePharma's possession or control that relate to a Development Program or a Commercialization Program and return to Endo all relevant records and materials in SkyePharma's possession or control containing Confidential Information of Endo (provided, that, SkyePharma may keep one copy of such Confidential Information of Endo for archival purposes only); (ii) SkyePharma shall, upon Endo's request and at SkyePharma's expense, provide Endo with all information necessary or desirable to cross-reference and/or assume responsibility for any of SkyePharma's INDs, Registration Applications, Registrations and other regulatory filings for the applicable Target Indications in the applicable Development Field in the Territory with respect to all Products; (iii) the licenses granted under Section 6.1 and by Endo under Section 6.6(d) shall terminate with respect to all Products; (iv) a new license is hereby granted to Endo under which Endo shall have a royalty-bearing (such royalty to be determined in accordance with Section 11.9(h)), exclusive (even as to SkyePharma) right and license under SkyePharma's rights in Inventions, SkyePharma Product IP and SkyePharma Product Patents, in each case to enable Endo to develop, use, make, have made, offer for sale, sell, and import all Products in the Territory for the applicable Target Indications; (v) all Third Party manufacturing and supply agreements entered into by SkyePharma in connection with this Agreement shall continue in full force and effect in accordance with the terms and conditions of the respective Third Party manufacturing and supply agreements, and SkyePharma will assign to Endo such agreements; and (vi) SkyePharma shall, at SkyePharma's expense, provide Endo with all reasonably necessary or useful assistance to enable Endo to coordinate and undertake the orderly continued development and commercialization of such Product in such country or countries, as applicable (such assistance shall include, but not be limited to, providing access to, copies of and the right to use supplier lists and development and supplier materials solely to the extent related to the Products, as well as advice and recommendations on which suppliers or developers would most likely prove most beneficial in developing, manufacturing and supplying the Products).

  (g)
  If this Agreement is terminated by Endo in its entirety pursuant to Section 11.3, in addition to any other remedies available to Endo at law or in equity: (i) at SkyePharma's expense, SkyePharma shall promptly transfer to Endo copies of all relevant data, reports, records and materials in SkyePharma's possession or control that relate to a Development Program or a Commercialization Program and return to Endo all relevant records and materials in SkyePharma's possession or control containing Confidential Information of Endo (provided, that, SkyePharma may keep one copy of such Confidential Information of Endo for archival purposes only); (ii) SkyePharma shall, upon Endo's request and at SkyePharma's expense, provide Endo with all information necessary or desirable to cross-reference and/or assume responsibility for any of SkyePharma's INDs, Registration Applications, Registrations and other regulatory filings for the applicable Target Indications in the applicable Field in the Territory with respect to all Products; (iii) the licenses granted under Section 6.1 and by SkyePharma under Section 6.6(d) shall survive with respect to all Products and (iv) all Third Party manufacturing and supply agreements entered into by SkyePharma in connection with this Agreement shall continue in full force and effect in accordance with the terms and conditions of the respective Third Party manufacturing and supply agreements, and SkyePharma will assign to Endo such agreements. If this Agreement is terminated by Endo pursuant to Section 11.3 in respect to SkyePharma Canada Inc. only, then, in addition to any other remedies available to Endo at law or in equity, Endo shall have the rights and remedies referenced in clauses (i) through (iv) of this Section 11.9(g) to the extent applicable to SkyePharma Canada Inc.

  (h)
  Royalties, if any, payable under Sections 11.9(b), (c), (e), (f) and (j), inclusive, shall be payable on the Net Sales of the Product(s) that are subject to such termination. Upon such a termination occurring, the Parties shall enter into good faith negotiations regarding (i) the applicable royalty rate(s) payable with respect to such Product(s) based upon the application of the factors set forth in the following sentence. The factors that shall be considered are: the then current market practices for pharmaceutical products of similar commercial promise, the relative financial contributions of the Parties to the development and commercialization of such Product(s), the market potential of such Product(s), the apparent risks of going forward with development and commercialization and the damages caused, if any, by the circumstances of the termination in question to the development and commercialization prospects for such Product(s). Such matters on which the Parties cannot reach consensus within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] after such termination shall be conclusively settled in accordance with the Special Arbitration Provisions in a manner consistent with the foregoing guidelines.

  (i)
  (A)
  If Endo determines to terminate this Agreement in its entirety pursuant to Sections 11.4, 11.5 or 11.7, Endo shall give notice to SkyePharma of its intent to terminate which notice will give rise to the Parties' good faith obligations to attempt to renegotiate the terms of this Agreement. To the extent that the Parties are unable to agree to mutually acceptable terms within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission], this Agreement shall terminate in its entirety upon a second notice from Endo and the Parties shall submit to arbitration pursuant to Section 13.13(a) to determine the percentage interest in Net Proceeds of each Product to which each Party is entitled, based on factors such as the then current market practices for pharmaceutical products of similar commercial promise, the relative financial contributions of the Parties to the development and commercialization of such Product(s), the market potential of such Product(s), and the apparent risks of going forward with development and commercialization, if any. Any such termination shall be effective upon a decision of the arbitrator(s) pursuant to Section 13.13(a). Unless the Parties agree otherwise, SkyePharma shall pay to Endo such percentage of the Net Proceeds of such Product, as and when received. For purposes of Sections 11.9(i) and 11.9(k), Net Proceeds shall mean any payments received by SkyePharma from a Third Party in respect to the development and commercialization of a Product, whether in the form of milestone payments, royalties, sales splits, product sales to customers or otherwise, net of the costs incurred by SkyePharma in effectuating the transactions which generate such payments. After termination, SkyePharma shall use commercially reasonable efforts to commercialize the Products (which may include licensing such Products to a Third Party, divesting the Product or selling such Product itself or through an Affiliate). If SkyePharma fails to so commercialize a Product within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] months of termination, it shall use commercially reasonable efforts to sell such Products as soon as reasonably possible and pay to Endo the percentage of Net Proceeds of a resulting sale determined as referenced above in this paragraph.

    (B)
    Upon termination of this Agreement under Sections 11.4, 11.5 or 11.7, (i) at the Parties' joint expense, Endo shall promptly transfer to SkyePharma copies of all relevant data, reports, records and materials in Endo's possession or control that relate to the Development Program or the Commercialization Program and return to SkyePharma all relevant records and materials in Endo's possession or control containing Confidential Information of SkyePharma (provided, that, Endo may keep one copy of such Confidential Information of SkyePharma for archival purposes only); (ii) to the extent Endo owns or holds any right, title and interest in any trademarks, trade names, and logos under which Products have been or are being marketed or sold in the Territory, Endo shall assign the same to SkyePharma; (iii) the licenses granted under Section 6.1 and by SkyePharma under Section 6.6(d) shall terminate and SkyePharma shall be permitted to market and sell the Products in the Territory, whether or not in the Exclusivity Field, without any obligation to Endo except as set forth above; (iv) all sublicenses granted by Endo under this Agreement shall terminate to the extent relating to the Products; (v) Endo shall, at the Parties joint expense, provide SkyePharma with all reasonably necessary or useful assistance to enable SkyePharma to coordinate and undertake the orderly continued development and commercialization of the Products (such assistance shall include, but not be limited to, providing access to, copies of and the right to use customer lists, marketing materials, marketing plans and marketing presentations solely to the extent related to the Products as well as advice and recommendations on which sales representatives, sales organizations and sales methods would most likely prove most beneficial to promote sales of the Products).

  (j)
  If this Agreement is terminated by Endo with respect to a particular Product pursuant to Section 11.6, in addition to any other remedies available to Endo at law or in equity: (i) at SkyePharma's expense, SkyePharma shall promptly transfer to Endo copies of all relevant data, reports, records and materials in SkyePharma's possession or control that relate to such Product in respect to which termination has occurred and return to Endo all relevant records and materials in SkyePharma's possession or control containing Confidential Information of Endo relating to such Product (provided, that, SkyePharma may keep one copy of such Confidential Information of Endo for archival purposes only); (ii) SkyePharma shall, upon Endo's request and at SkyePharma's expense, provide Endo with all information necessary or desirable to cross-reference and/or assume responsibility for any of SkyePharma's INDs, Registration Applications, Registrations and other regulatory filings for the applicable Target Indications in the applicable Development Field with respect to such Product; (iii) the licenses granted under Section 6.1 and by Endo under Section 6.6(d) shall terminate with respect to such Product; (iv) a new license is hereby granted to Endo under which Endo shall have a royalty-bearing (such royalty to be determined in accordance with Section 11.9(h)), exclusive (even as to SkyePharma) right and license under SkyePharma's rights in any Inventions, SkyePharma Product IP and SkyePharma Product Patents, in each case to enable Endo to develop, use, make, have made, offer for sale, sell, and import such Product(s) in the Territory for the applicable Target Indications; (v) if DepoMorphine is the Product being terminated, then subsections (a) and (b) of the definition of Exclusivity Field and subsection (a) of the definition of Development Field shall terminate and no longer have any effect through the application of such terms in this Agreement, (vi) if Propofol IDD-D is the Product being terminated, then subsection (c) of the definition of Exclusivity Field and subsection (b) of the definition of Development Field shall terminate and no longer have any effect through the application of such term in this Agreement; (vii) all Third Party manufacturing and supply agreements entered into by SkyePharma in connection with this Agreement shall continue in full force and effect in accordance with the terms and conditions of the respective Third Party manufacturing and supply agreement, and SkyePharma will assign to Endo such agreements to the extent relating to such Product; and (viii) SkyePharma shall, at SkyePharma's expense, provide Endo with all reasonably necessary or useful assistance to enable Endo to coordinate and undertake the orderly continued development and commercialization of such Product (such assistance shall include, but not be limited to, providing access to, copies of and the right to use supplier lists and development and supplier materials solely to the extent related to such Product, as well as advice and recommendations on which suppliers or developers would most likely prove most beneficial in developing, manufacturing and supplying such Product).

  (k)
  (A)
  If Endo terminates this Agreement in its entirety pursuant to Section 11.6, the Parties shall submit to arbitration pursuant to Section 13.13(a) to determine the percentage interest in Net Proceeds of each Product to which each Party is entitled, based on factors such as the then current market practices for pharmaceutical products of similar commercial promise, the relative financial contributions of the Parties to the development and commercialization of such Product(s), the market potential of such Product(s), and the apparent risks of going forward with development and commercialization of such Product(s), if any, and if the Long-Term Inability to Supply is caused by any reason other than Force Majeure, the damages caused if any, by the circumstances of the termination in question to the development and commercialization prospects of such Product(s). Any such termination shall be effective upon a decision of the arbitrator(s) pursuant to Section 13.13(a). Unless the Parties agree otherwise, SkyePharma shall pay to Endo such percentage of the Net Proceeds of such Product, as and when received. After termination, SkyePharma shall use commercially reasonable efforts to commercialize the Products (which may include licensing such Products to third party, divesting the Product or selling such Product itself or through an Affiliate). If SkyePharma fails to so commercialize a Product within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] months of termination, it shall use commercially reasonable efforts to sell such Products as soon as reasonably possible and pay to Endo the percentage of Net Proceeds of a resulting sale determined as referenced above in this paragraph.

  (B)
  Upon termination of this Agreement in its entirety under Section 11.6, at SkyePharma's expense, Endo shall promptly transfer to SkyePharma copies of all relevant data, reports, records and materials in Endo's possession or control that relate to the Development Program or the Commercialization Program for the Products and return to SkyePharma all relevant records and materials in Endo's possession or control containing Confidential Information of SkyePharma relating to the Products (provided, that, Endo may keep one copy of such Confidential Information of SkyePharma for archival purposes only); (ii) to the extent Endo owns or holds any right, title and interest in any trademarks, trade names, and logos under which the Products have been or are being marketed or sold in the Territory, Endo shall assign the same to SkyePharma; (iii) the licenses granted under Section 6.1 and by SkyePharma under Section 6.6(d) shall terminate and SkyePharma shall be permitted to market and sell the Products in the Territory, whether or not in the Exclusivity Field, without any obligation to Endo except as set forth above; (iv) all sublicenses granted by Endo under this Agreement shall terminate to the extent relating to the Products; (v) Endo shall, at the Parties joint expense, provide SkyePharma with all reasonably necessary or useful assistance to enable SkyePharma to coordinate and undertake the orderly continued development and commercialization of the Products (such assistance shall include, but not be limited to, providing access to, copies of and the right to use customer lists, marketing materials, marketing plans and marketing presentations solely to the extent related to the Products as well as advice and recommendations on which sales representatives, sales organizations and sales methods would most likely prove most beneficial to promote sales of the Products).

  (l)
  Upon termination of this Agreement in its entirety under Section 11.8, at Endo's expense, Endo shall promptly transfer to SkyePharma copies of all relevant data, reports, records and materials in Endo's possession or control that relate to the Development Program or the Commercialization Program for the Products and return to SkyePharma all relevant records and materials in Endo's possession or control containing Confidential Information of SkyePharma relating to the Products (provided, that, Endo may keep one copy of such Confidential Information of SkyePharma for archival purposes only); (ii) to the extent Endo owns or holds any right, title and interest in any trademarks, trade names, and logos under which the Products have been or are being marketed or sold in the Territory, Endo shall assign the same to SkyePharma; (iii) the licenses granted under Section 6.1 and by SkyePharma under Section 6.6(d) shall terminate and SkyePharma shall be permitted to market and sell the Products in the Territory, whether or not in the Exclusivity Field, without any obligation to Endo except as set forth above; (iv) all sublicenses granted by Endo under this Agreement shall terminate to the extent relating to the Products; (v) Endo shall, at the Parties joint expense, provide SkyePharma with all reasonably necessary or useful assistance to enable SkyePharma to coordinate and undertake the orderly continued development and commercialization of the Products (such assistance shall include, but not be limited to, providing access to, copies of and the right to use customer lists, marketing materials, marketing plans and marketing presentations solely to the extent related to the Products as well as advice and recommendations on which sales representatives, sales organizations and sales methods would most likely prove most beneficial to promote sales of the Products).

  (m)
  At the expiration or any termination of this Agreement in its entirety, each Party's payment obligations under this Agreement shall terminate as of the effective date of such expiration or termination, except for payments to the other Party that accrued prior to the effective date of such expiration or termination and are due and payable by one Party to the other Party pursuant to this Agreement and except for the payments referenced in this Agreement that are to survive termination.

11.10
Accrued Rights; Surviving Obligations.

(a)
Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.

(b)
All of the Parties' rights and obligations under Sections 5, 6.6 (subject to Section 11), 7, 8, 9, 10, 11, 12, and 13 shall survive termination, relinquishment or expiration of this Agreement.

12.   FORCE MAJEURE.

        Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government adopted after the date of this Agreement or subject to a new interpretation after the date of this Agreement that render impossible or illegal performance by a Party of its obligations under this Agreement; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event SkyePharma or Endo, as the case may be, shall immediately notify the other Party, with written notice to follow, of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

13.   MISCELLANEOUS.

13.1
Relationship of Parties.    Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

13.2
Assignment.    Neither Party shall be entitled to assign its rights or delegate its obligations hereunder without the express written consent of the other Party hereto, except that each Party may assign its rights and transfer its duties hereunder (i) without obtaining such written consent in the event of such Party's merger, consolidation or sale of all or substantially all of its assets (a "change of control"), or (ii) to an assignee of that portion of its business to which this Agreement relates upon obtaining the express written consent of the other Party which consent shall not be unreasonably withheld as long as the assignee has the skill and financial ability to perform the assignor's obligations hereunder and is not otherwise a competitor of the remaining Party. No assignment and transfer shall be valid or effective unless done in accordance with this Section 13.2 and unless and until the assignee, transferee or successor-in-interest shall agree in writing to be bound by the provisions of this Agreement, and upon such agreement, all references herein to the assignor, transferor or predecessor shall be deemed to refer and apply to the assignee, transferee or successor in interest.

13.3
Books and Records.    Any books and records to be maintained under this Agreement shall be maintained in accordance with GAAP.

13.4
Further Actions.    Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. If required at any time, each Party will promptly make any necessary filings required under HSR and will share equally the filing fees related thereto, and thereafter shall comply at the earliest practicable date with any request for additional information made by any governmental authority pursuant to HSR and use all reasonable efforts to assist the other Party in making such filings and complying with such requests.

13.5
Notice.

(a)
Except for notices given pursuant to Section 7.1, any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

(i)
in the case of SkyePharma, to:
    SkyePharma, Inc.
    10450 Science Center Drive
    San Diego, CA 92121
    Attention: Steve Thornton
    Facsimile No.: (858) 623-0376

(ii)
in the case of Endo, to:
    Endo Pharmaceuticals Inc.
    100 Painters Dr.
    Chadds Ford, PA 19317
    Attention: General Counsel
    Facsimile No.: (610) 558-9684

  or to such other address for such Party as it shall have specified by like notice to the other Party, provided, that, notices of a change of address shall be effective only upon receipt thereof. With respect to notices given pursuant to Section 7.1 or this Section 13.5, (i) if delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given; (ii) if sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service; and (iii) if sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service.

  (b)
  All correspondence, notices and other communications shall be promptly provided to the other Party.

13.6
Use of Name.    Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logo of the other Party for any purpose in connection with the performance of this Agreement.

13.7
Public Announcements.    Except as required by law (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission, NASDAQ or any other stock exchange on which securities issued by a Party or a Party's Affiliates are traded) and as permitted by Section 9, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld, provided, that, it shall not be unreasonable for a Party to withhold consent with respect to any of such Party's Confidential Information. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement and with financial terms in advance of the scheduled release of such announcement.

13.8
Waiver.    A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

13.9
Compliance with Law.    Nothing in this Agreement shall be deemed to permit a Party to export, reexport or otherwise transfer any Products sold under this Agreement without compliance with applicable laws.

13.10
Severability.    When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.11
Amendment.    No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

13.12
Governing Law.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

13.13
Arbitration.

(a)
Except as expressly otherwise provided in this Agreement, any dispute arising out of or relating to the interpretation of any provisions of this Agreement or the failure of any Party to perform or comply with any obligations or conditions applicable to such Party pursuant to this Agreement shall be first attempted to be settled by referring the dispute to the Parties' senior management and, failing resolution, finally settled by arbitration under the then current commercial arbitration rules of the American Arbitration Association in accordance with the terms set forth in this Section 13.13(a). In addition, such other matters shall be submitted to arbitration as specifically set forth in this Agreement.

(i)
The place of arbitration shall be Philadelphia, Pennsylvania. Such arbitration shall be conducted by one arbitrator, appointed by the Parties or by the American Arbitration Association provided, that, at the request of any Party the arbitration shall instead be conducted by three arbitrators. Each arbitrator shall be a person with relevant experience in the pharmaceutical industry. SkyePharma and Endo shall instruct the arbitrator(s) to render a determination within four months after the appointment of the arbitrator(s), or in the case of a submission under Section 11.9(i) or Section 11.9(k) within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] after the appointment of the arbitrator(s).

(ii)
Any award rendered or determination made by the arbitrator(s) shall be final and binding upon the Parties. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Each Party shall pay its own expenses of arbitration, and the expenses of the arbitrator(s) shall be equally shared between the Parties unless the arbitrator(s) assesses as part of the award all or any part of the arbitration expenses of a Party or Parties (including reasonable attorneys' fees) against the other Party or Parties, as the case may be.

(iii)
This Section 13.13(a) shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by any other Party which would cause irreparable harm to the first Party.

  (b)
  Whenever a dispute arising out of or relating to the interpretation of any provisions of this Agreement or the failure of any Party to perform or comply with any obligations or conditions applicable to such Party pursuant to this Agreement arises or any other matter arising under or relating to this Agreement and such dispute is expressly designated as one to be resolved through the Special Arbitration Provisions, then such dispute shall be finally settled by arbitration under the then current expedited procedures applicable to the then current commercial arbitration rules of the American Arbitration Association in accordance with the terms set forth in this Section 13.13(b) (the "Special Arbitration Provisions"). Either Party shall have the right to refer the dispute in question to an Expert for expedited arbitration as set forth in Sections 13.13(b)(i) through (iii).

  (i)
  Upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint a mutually acceptable independent person, with scientific, technical and regulatory experience with respect to the development of pharmaceutical products in the same Development Field as the Products in question necessary to resolve such dispute (an "Expert"). If the Parties are not able to agree within five business days after the receipt by a Party of the written request in the immediately preceding sentence, the American Arbitration Association shall be responsible for selecting an Expert within ten business days of being approached by a Party. The fees and costs of the Expert and the American Arbitration Association, if applicable, shall be shared equally by the Parties. The place of arbitration of any dispute shall be Philadelphia, Pennsylvania, unless the Parties agree otherwise or the selection of the Expert requires otherwise.

  (ii)
  Within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days after the designation of the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on such disagreement. Each Party shall have [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days from receipt of the other Party's submission to submit to the Expert and the other Party a written response thereto, which shall include any scientific and technical information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

  (iii)
  No later than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] business days after the designation of the Expert, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that the Expert deems as a whole to be the most fair and reasonable to the Parties in light of the totality of the circumstances. The Expert shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive.

13.14
Endo Right to Cure SkyePharma Breach.    In the event that SkyePharma materially fails to satisfy any of its material obligations under this Agreement, whether due to insolvency or otherwise, and this Agreement or an applicable Supply Agreement does not otherwise expressly provide Endo with a specific remedy for or otherwise specifically address Endo's rights upon such failure, Endo, itself or through any other Person reasonably acceptable to SkyePharma shall be permitted to fulfill such obligations on behalf of SkyePharma. Upon receipt by SkyePharma of written notice from Endo as to the identity of the Person that Endo proposes would fulfill SkyePharma's obligations, SkyePharma shall promptly notify Endo whether such Person is acceptable. SkyePharma shall pay Endo's Fully Loaded Costs therefor, but only to the extent necessary and only for so long as SkyePharma's failure continues and provided, that, all such expenditures of Endo are reasonable given the circumstances under which they are made. As work is performed by Endo pursuant to this Section 13.14, Endo shall set off its Fully Loaded Costs against any amounts due and owing from Endo to SkyePharma. Pursuant to Section 5.5, SkyePharma may audit Endo's Fully Loaded Costs, the components thereof and cure activities undertaken by Endo, in each case undertaken under this Section 13.14. The decision by Endo to exercise its rights under this Section 13.14 shall not be deemed to obligate Endo to perform for SkyePharma in the future, but shall constitute a waiver of any other rights or remedies Endo may have under this Agreement with respect to the specific failure by SkyePharma which Endo seeks to fulfill pursuant to this Section 13.14.

13.15
Nature of Licenses.    All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of 11 U.S.C. § 365(n) of the Bankruptcy Laws, licenses of rights to "intellectual property" as defined under 11 U.S.C. § 101(35A) of the Bankruptcy Laws. The Parties agree that Endo, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights, including any right to enforce any exclusivity provision of this Agreement, remedies, and elections under Bankruptcy Laws. To the fullest extent permitted by law, the Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against SkyePharma under the Bankruptcy Laws, Endo shall be entitled to all applicable rights under 11 U.S.C. § 365(n) of the Bankruptcy Laws, including copies and access to, as appropriate, any such intellectual property and all embodiments of such intellectual property upon written request therefor by Endo, and such, if not already in its possession, shall be promptly delivered to Endo.

13.16
Entire Agreement.    This Agreement, together with the Exhibits hereto, that certain letter dated December 31, 2002 from Peter A. Lankau to Michael R. D. Ashton, every Supply Agreement, every Quality Agreement and every Annual Development Plan and Annual Commercialization Plan, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

13.17
Liability Limitation.    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY DISCLAIM ANY AND ALL LIABILITY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL AND INDIRECT DAMAGES.

13.18
Parties in Interest.    All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

13.19
Descriptive Headings.    The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement. References to Sections herein shall refer to sections of this Agreement unless otherwise specified.

13.20
Counterparts.    This Agreement may be executed simultaneously in any number of identical counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

* * *

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

ENDO PHARMACEUTICALS INC.
By:	/s/ CAROL A. AMMON Carol A. Ammon Chairman and Chief Executive Officer
SKYEPHARMA, INC.
By:	/s/ MICHAEL R.D. ASHTON Michael R.D. Ashton Chief Executive Officer of SkyePharma PLC
SKYEPHARMA CANADA INC.
By:	/s/ MICHAEL R.D. ASHTON Michael R.D. Ashton Chief Executive Officer of SkyePharma PLC

        In order to induce Endo to enter into this Agreement, the undersigned hereby guarantees, as surety, the full and timely payment and performance by SkyePharma, Inc. and SkyePharma Canada Inc., both Affiliates of the undersigned, of their respective payment obligations under the foregoing Agreement, including for all purposes, indemnification obligations and obligations of the foregoing parties upon a termination of this Agreement.

SKYEPHARMA PLC
By:	/s/ MICHAEL R.D. ASHTON Michael R.D. Ashton Chief Executive Officer

EXHIBIT A

FINANCIAL APPENDIX

        This provides the definitions of certain financial terms applicable to the Parties for purposes of the Agreement. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein.

A.1    Principles of Reporting

        The presentation of Net Sales and Commercialization Program shall be based on Endo's financial information and shall be presented:

1)
for each seller (Endo and each Affiliate, Sublicensee and Subcontractor of Endo) for each Product in each Territory

2)
for all sellers on a consolidated basis for each Product

3)
for each Product on a consolidated basis

in the reporting format depicted as follows:

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

        The presentation of the Development Program shall be based on SkyePharma's, or Endo's if applicable) financial information and shall be presented by Product and for all Products on a consolidated basis:

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

[Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

        It is the intention of the Parties that the interpretation of these definitions shall be consistent with GAAP.

        If necessary, a Party shall make the appropriate adjustments to the financial information it supplies under the Agreement to conform to the above format of reporting results of operation.

A.2    Frequency of Reporting

        The fiscal year shall be a calendar year.

        Reports of Sales, Net Purchases, Inventory Write-offs and Commercialization Program Costs shall be made to the Joint Executive Committee and Development Program Costs to the Product Development Committee on a quarterly basis and on a year-to-date basis compared against the approved budget in the format and containing the information described in Section A1—Principles of Reporting.

A.3    Definitions

        "Allocable Overhead", with respect to a Party's activities, means costs directly related to such activities and incremental costs actually incurred by such Party or for its account including, but not limited to, those which are attributable to such Party's supervisory services, occupancy costs, and its payroll, information systems, or purchasing functions and which are allocated to company departments based on space occupied or headcount or other activity-based method consistently applied by such Party, or a standard rate if agreed to by the Parties, relating to activities of such Party under the Development Program or Commercialization Program, as the case may be. Allocable Overhead shall not include any costs attributable to general corporate activities including, by way of example, executive management, investor relations, business development, legal affairs, human relations, and finance, related to activities of such Party under the Development Program or Commercialization Program, as the case may be.

        "Development Costs" means the development costs actually incurred by each Party with respect to any Product for the applicable Target Indications in the applicable Development Field, in each country within the Territory including:

  (i)
  costs required to obtain and/or maintain the first Registration of a Product and to obtain and/or maintain the FDA or applicable regulatory approval to manufacture, formulate, fill, use, ship and sell such Product in commercial quantities to Third Parties; and

  (ii)
  costs of research or development including costs of studies on the toxicological, pharmacokinetic, metabolic, pharmaceutical or clinical aspects of a Product conducted internally or by individual investigators or consultants, and costs for preparing, submitting, reviewing or developing data or information for the purpose of submission to a Regulatory Authority to obtain and/or maintain the first Registration of a Product.

  (iii)
  expenses for data management, statistical designs and studies, document preparation, and other administration expenses associated with the clinical testing program or Phase IV studies required to maintain such first Registration.

        In determining Development Costs each Party shall use its respective project accounting systems and shall review and approve its respective project accounting systems and methodologies with the other Party.

        In the event of New Indications being agreed between the Parties pursuant to Section 2.12 of this agreement the cost items included for such New Indication Development costs shall be the same as those reported for Development Costs and the costs for each New Indication shall be separately identifiable.

        "Distribution Costs" means the costs specifically identifiable to the distribution of a Product in the Territory, by a Party including customer services, order entry, billing, shipping, bad debt, credit and collection and other such activities.

        "First Commercial Sale" shall mean, with respect to DepoMorphine and Propofol IDD-D, the first sale for which payment has been invoiced for use or consumption by the general public of DepoMorphine or Propofol IDD-D, as the case may be, in a country in the Territory after all required Registrations, including pricing approvals (if applicable), have been granted by the Regulatory Authority in such country in the Territory.

        "Fully Loaded Costs", with respect to the activities of a Party, shall mean such Party's direct out-of-pocket costs and Allocable Overhead incurred due directly to such activities.

        "Inventory Write-offs" of a Product means the number of units of Product multiplied by the Product Price relating to such units of Product pursuant to a Supply Agreement which have been purchased by Endo its Affiliates, Sublicensees or Subcontractors (and are not subject to the waiver set forth in Section 9.4(a)(ii) of the Supply Agreement) and have not been included in Net Sales due to unacceptable remaining shelf-life.

        "Marketing Costs" means the costs actually incurred for marketing, promotion, advertising, Product promotional materials, professional education, Product related public relations, relationships with opinion leaders and professional societies, market research (after the first Registration), collection of data about sales to hospitals and other end users, healthcare economics studies, and other similar activities, relating to activities of a Party under a Commercialization Program for a Product. Such costs of a Party shall include, without limitation, (i) both direct internal costs actually incurred by a Party or for its account which are attributable to activities of such Party under a Product's Commercialization Program (e.g., without limitation, salaries, benefits, supplies and materials, etc.), and (ii) outside services and expenses (e.g., without limitation, consultants, agency fees, meeting costs, etc.), relating to activities of such Party under a Product's Commercialization Program. Such costs of a Party shall also include, without limitation, the cost of all pre-launch marketing activities and the cost of activities related to obtaining reimbursement from payers and costs of sales and marketing data.

        "Marketing Trials" shall mean all Phase IV studies other than those necessary to maintain the first Registration of a Product and other similar activities.

        "Net Purchases" shall mean the number of units of Product which are delivered pursuant to Purchase Orders submitted by Endo pursuant to Supply Agreements, and not returned by Endo pursuant to Supply Agreements, multiplied by the Product Price, as defined in the applicable Supply Agreement.

        "Net Sales"

  (a)
  "Net Sales" means, with respect to DepoMorphine and Propofol IDD-D, the gross amount invoiced for sales of DepoMorphine or Propofol IDD-D, as the case may be, in arm's length sales by Endo or its Affiliates, Sublicensees or Subcontractors to Third Parties, commencing with the First Commercial Sale of such product, less the following deductions from such gross amounts which are actually incurred, allowed, accrued or specifically allocated:

  (i)
  credits, price adjustments or allowances for damaged products, returns or rejections of such products;

  (ii)
  normal and customary trade, cash and quantity discounts, allowances and credits (other than those granted at the time of invoicing which have already been included in the gross amount invoiced);

  (iii)
  chargeback payments and rebates (or the equivalent thereof) granted to group purchasing organizations, managed health care organizations or to federal, state/provincial, local and other governments, including their agencies, or to trade customers;

  (iv)
  any freight invoiced by Endo, postage, shipping, insurance and other transportation charges (excluding such charges that are included in Distribution Costs); and

  (v)
  sales taxes, value-added taxes (to the extent not refundable in accordance with applicable law), and excise taxes, tariffs and duties, and other taxes directly related to the sale (but not including taxes assessed against the income derived from such sale);

    (vi)
    bundling discounts created by the bundling of product(s) in accordance with Section 4.5 of this Agreement. "Net Sales" shall not include any provision for unpaid amounts owed by Third Party purchasers of the Products or sales of such Products among the Parties, their respective Affiliates, Sublicensees or Subcontractors. Net Sales, as set forth in this definition, shall be calculated applying, in accordance with GAAP, the standard accounting practices Endo customarily applies to other products sold by it.

        "Product Price" for DepoMorphine shall mean the then ruling Price as defined pursuant to the Supply Agreement for DepoMorphine. For Propofol IDD-D the Product Price shall be such Price agreed between the Parties pursuant to the Supply Agreement for Propofol IDD-D.

        "Sales Costs" means costs actually incurred by the Parties or for their account and specifically identifiable to activities of a Party under a Product's Commercialization Program in the Territory in all markets, including without limitation, the managed care market.

        "Sales Costs" shall include, without limitation, costs associated with sales representatives for Products, including compensation, benefits and travel, supervision and training of such sales representatives, sales meetings, and other sales related expenses.

        "Sales Costs" shall not include the start-up costs associated with any Party's sales force relating to that Party's sales efforts, including recruiting, relocation and other similar costs.

        "Units" shall mean the number of units of such Product sold or transferred during the period and included in Net Sales.

EXHIBIT B
TARGET LABELING

DepoMorphine

        Target Indication: [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

        Target Profile: [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

        Target Labeling: The Target Indication and Target Profile.

Propofol IDD-D

        Target Indication: [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

        Target Profile: [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

        Target Labeling: The Target Indication and Target Profile.

EXHIBIT C

FORM OF PROPOFOL SUPPLY AGREEMENT

FORM OF PROPOFOL

SUPPLY AGREEMENT

By and Between

SKYEPHARMA, INC.

and

ENDO PHARMACEUTICALS INC.

Dated as of                        , 2003

Exhibit C

FORM OF PROPOFOL SUPPLY AGREEMENT

        THIS PROPOFOL SUPPLY AGREEMENT dated as of this    day of            , 2003, is entered into by and between Endo Pharmaceuticals Inc., a corporation organized and existing under the laws of Delaware, having offices located at 100 Painters Drive, Chadds Ford, PA 19317 ("Endo") and SkyePharma, Inc., a corporation organized and existing under the laws of the State of California, having offices located at 10450 Science Center Drive, San Diego, CA 92121 ("SkyePharma") (each of Endo and SkyePharma, a "Party" and, collectively, the "Parties").

PRELIMINARY STATEMENTS

        A.    Endo wishes to distribute commercially a certain pharmaceutical product currently known as Propofol in finished dosage form for human use; and

        B.    SkyePharma has the experience and expertise necessary to perform chemical and pharmaceutical development, manufacturing, packaging, analytical testing and quality assurance services for the manufacturing, labeling and packaging of such product for sale to Endo; and

        C.    Endo desires SkyePharma to perform such services or have such services performed and to supply such product to Endo; and SkyePharma desires to perform such services or have such services performed and to sell such product to Endo, all on the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties agree as follows:

1.     DEFINITIONS.

        Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Development and Marketing Strategic Alliance Agreement between the Parties dated as of the date hereof (the "Alliance Agreement"). The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

        "Active Ingredient" shall mean Propofol.

        "Active Ingredient Specifications" shall mean the specifications for the Active Ingredients as set forth in a monograph for Propofol finalized by the U.S. Pharmacopeia ("USP") or in the event a monograph has not been finalized by the USP, such specifications as determined by the JMC prior to submission of the Registration Application for the Product, as such specifications may be amended from time to time by the JMC.

        "Affiliate" shall mean any corporation or non-corporate entity which directly or indirectly controls, is controlled by, or is under common control with a Party. A corporation or non-corporate entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation; or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate entity, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

        "Agreement" shall mean this Supply Agreement.

        "Breaching Party" shall have the meaning assigned to such term in Section 12.3.

        "cGMP" means those practices in the manufacture of pharmaceutical products that are recognized as the current good manufacturing practices by the FDA in accordance with FDA regulations, guidelines, other administrative interpretations, and rulings in connection therewith, including but not limited to those regulations cited in 21 C.F.R. parts 210 and 211, all as they may be amended from time to time.

        "Commencement Date" shall mean the date of Product Approval for commercial manufacturing at SkyePharma or at a Third Party manufacturer subcontracted by SkyePharma.

        "Contract Year" shall mean the period of twelve (12) successive calendar months commencing on the first day of the month in which the FDA approves the manufacturing of the Product at SkyePharma or at a Third Party manufacturer, and each successive twelve (12) month period thereafter.

        "Delivery Date" shall mean a date for which delivery of Product is stated in a purchase order.

        "Effective Date" shall have the meaning first written above.

        "Excipients" shall mean the raw materials, other than the Active Ingredient, required to manufacture the Product in accordance with the Product Specifications.

        "Excipient Specifications" shall mean the specifications for the Excipients which shall be determined by the JMC prior to submission of the Registration Application for the Product, as such specifications may be amended from time to time by the JMC.

        "FD&C Act" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

        "FDA" shall mean the United States Food and Drug Administration, or any successor entity.

        "First Commercial Sale" shall mean the first commercial sale of the Product by Endo or its Affiliates in the Territory following Product Approval.

        "Forecast" shall have the meaning assigned to such term in Section 8.1.

        "Force Majeure Event" shall have the meaning assigned to such term in Section 15.1(a).

        "Long-Term Inability to Supply" shall mean, with respect to a Product, SkyePharma's failure to (a) supply Endo with at least [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the quantities of Product ordered by Endo in accordance with the terms of this Agreement for a period that exceeds (i) [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] for any reason other than Force Majeure, or (ii) [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] as a result of Force Majeure, or (b) supply any Product ordered by Endo in accordance with the terms of this Agreement for a period that exceeds [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] for any reason other than Force Majeure, provided that such failure to supply referred to in this clause (b) has resulted in an inability for Endo to fulfill customer orders in the marketplace.

        "Manufacturing Facility Registration" means the approvals, permits, applications, licenses or registrations which have been received for a manufacturing facility in order to manufacture the Product or any other product at the manufacturing facility.

        "NDA" shall mean the Product's New Drug Application as filed, amended and/or supplemented from time to time in accordance with 21 CFR Part 314 et al.

        "Non-breaching Party" shall have the meaning assigned to such term in Section 12.3.

        "Packaging Specifications" shall mean the packaging and labeling specifications for the Product which shall be determined by the JMC prior to submission of the Registration Application for the Product, as such specifications may be amended from time to time by the JMC.

        "Product" shall mean a pharmaceutical product using Propofol as an active pharmaceutical ingredient in a 2% concentration in finished dosage form, filled, labeled and packaged for commercial sale or distribution as samples, as the case may be, by SkyePharma or a Third Party Manufacturer in accordance with the Specifications.

        "Product Approval" shall mean final FDA approval of the NDA for the Product.

        "Product Price" shall mean the Product price set forth in Exhibit 1 attached hereto and made a part hereof, as such price may be amended from time to time in accordance with this Agreement.

        "Product Registration" shall mean the approvals, permits, applications, licenses or registrations (including but not limited to the NDA) for the Product which have been received in order to market or sell same in the Territory.

        "Product Specifications" shall mean the specifications for the Product which shall be determined by the JMC prior to submission of the Registration Application for the Product, as such specifications may be amended from time to time by the JMC.

        "Purchase Order" shall have the meaning assigned to such term in Section 9.1.

        "Quality Agreement" shall mean the Quality Agreement, as further defined in Section 7, which shall be substantially in the form of Exhibit 2 hereto.

        "Specifications" shall mean the Active Ingredient Specifications, Excipient Specifications, Product Specifications, and the Packaging Specifications for the Product.

        "Territory" shall mean the United States of America and Canada, and their territories and possessions.

        "Third Party" shall mean any party other than Endo, SkyePharma and their respective Affiliates.

        "Unit" shall mean a single vial of Product or such other size as may be mutually agreed upon by the Parties from time to time.

2.     SALE AND PURCHASE OF PRODUCT.

        During each Contract Year throughout the term of this Agreement, SkyePharma agrees to manufacture, or to have manufactured, and sell to Endo, and Endo agrees to purchase from SkyePharma, Product for marketing, sale and distribution in the Territory, in accordance with the terms and subject to the conditions of this Agreement, including the Exhibits hereto.

3.     QUALIFICATION OF SECOND SITE.

        3.1    Second Manufacturing Site.    SkyePharma agrees to qualify and obtain final regulatory approval for a second manufacturing site for the Product, either internally or through a Third Party manufacturer, within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the date of First Commercial Sale. The identification of the second manufacturing site will be the responsibility of the JMC.

        3.2    Third Party Manufacturer.    In the event that SkyePharma contracts with a Third Party to manufacture, test and/or package the Product (either as the primary or secondary source of supply), Endo shall be given the opportunity to review and comment on such manufacturing agreement in advance of its execution, and SkyePharma shall give good faith consideration to Endo's comments. Such Third Party manufacturing agreement(s) shall provide that Endo shall be an intended third party beneficiary of such Third Party manufacturer's obligations to SkyePharma thereunder, including with rights of direct enforcement by Endo. In addition, each Third Party manufacturing agreement shall provide, in substance, that, in the event that SkyePharma, or any other Person acting on behalf of SkyePharma or its estate pursuant to any Bankruptcy Laws, shall seek or obtain a Bankruptcy Rejection of such Third Party manufacturing agreement, then the Third Party manufacturer shall (i) timely exercise its rights to continue any and all licenses (if any) thereunder, pursuant to 11 U.S.C. § 365(n) of the Bankruptcy Laws, and (ii) to the extent that Bankruptcy Rejection effectively terminated the Third Party manufacturing agreement, immediately enter into an agreement with Endo for the Product in the Territory, on substantially the same terms and conditions. The Third Party manufacturing agreements may contain such additional terms and conditions as SkyePharma and the Third Party manufacturer shall agree to, subject to the review (but not the approval) of the JMC prior to the execution of such Third Party manufacturing agreement and provided that such additional terms and conditions do not prejudice, reduce or limit Endo's rights under this Agreement (including this Section 3.2) or the Alliance Agreement.

4.     ACTIVE INGREDIENTS; EXCIPIENTS.

        The costs of procuring Active Ingredients and Excipients for the Product as well as all other materials required to manufacture, test, package, label and release the Product are included as part of the Product Price.

5.     REPRESENTATIONS AND WARRANTIES; COVENANTS

        5.1    By Both Parties.    Each Party represents and warrants to the other Party, as of the Effective Date, that:

  (a)
  Such Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

  (b)
  Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement and has full power and authority to enter into this Agreement and perform its obligations under this Agreement;

  (c)
  This Agreement has been duly executed by such Party and assuming due authorization, execution and delivery by the other Party, constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms, subject to and limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors' rights; and (ii) judicial discretion in the availability of equitable relief;

  (d)
  With the exception of the Product Approval, the Manufacturing Facility Registration and the Product Registration, such Party has obtained, or is not required to obtain, the consent, approval, order, or authorization of any Third Party, or to complete any registration, qualification, designation, declaration or filing with, any governmental entity, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement; and

  (e)
  The execution and delivery of this Agreement, and the performance by such Party of its obligations under this Agreement, does not: (i) conflict with, nor result in any violation of or default under any such instrument, judgment, order, writ, decree, contract or provision to which such Party is otherwise bound; or (ii) conflict with any rights granted by such Party to any Third Party or breach any obligation that such Party has to any Third Party.

        5.2    By SkyePharma.    SkyePharma represents and warrants to Endo that the Product, at the time of delivery to Endo, (a) will conform to the Specifications, as then in effect, (b) will have been manufactured in compliance with all applicable laws and regulations and in accordance with cGMPs; (c) will not be (i) adulterated or misbranded by SkyePharma within the meaning of the FD&C Act or (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act; and (d) other than the first three commercial lots which require prior authorization from Endo before release by SkyePharma, shall have a minimum of [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the Product shelf life as per the applicable Product registrations still available.

        5.3    By Endo.    Endo represents and warrants to SkyePharma that Endo will adhere to Specifications and all applicable laws relating to the handling, storage and disposal of the Products.

        5.4    Disclaimer of Warranties.    EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE ALLIANCE AGREEMENT, THERE ARE NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, MADE OR GIVEN BY EITHER PARTY HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF QUALITY, PERFORMANCE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OF ANY PRODUCT DELIVERED HEREUNDER, WHETHER USED ALONE OR IN COMBINATION WITH OTHER SUBSTANCES.

        5.5    Legal Compliance.    Each Party shall comply in all material respects with all federal and state laws and regulations applicable to the conduct of its business pursuant to this Agreement, including, but not limited to, the FD&C Act.

6.     CHANGES TO SPECIFICATIONS; VALIDATION.

        6.1    Optional Changes to Specifications.

  (a)
  To the extent that SkyePharma desires to implement any change to Specifications which is not required pursuant to Section 6.2, SkyePharma shall be responsible for making or shall cause the making of any required filing to any Product Registration or Manufacturing Facility Registration with respect to such change and seeking approval from each applicable regulatory authority. Payment for the cost and expense of implementing such change to Specifications shall be the responsibility of SkyePharma.

  (b)
  To the extent that Endo desires to have any change to Specifications implemented which is not required pursuant to Section 6.2, Endo shall obtain the consent of SkyePharma regarding such proposed change to Specifications. If consent from SkyePharma is obtained, at Endo's cost and expense, SkyePharma shall be responsible for making or shall cause the making of any required filing to any Product Registration or Manufacturing Facility Registration with respect to such change and seeking approval from each applicable regulatory authority. Payment for the cost and expense of implementing such change to Specifications shall be the responsibility of Endo.

        6.2    Required Changes to Specifications.    If any proposed change in Specifications is in response to a pronouncement of the FDA, a change in controlling compendial monograph, a Force Majeure Event, or a change in applicable law, each Party will cooperate with the other in any reasonable manner to effect such change in a timely manner. SkyePharma shall be responsible for making or shall cause the making of any required filing to any Product Registration or Manufacturing Facility Registration with respect to such change and seeking approval from each applicable regulatory authority. Payment for the cost and expense of implementing such changes to Specification shall be the responsibility of SkyePharma.

        6.3    Cooperation.    In the event that any change to Specifications is implemented, the Parties agree to cooperate with each other in good faith to enable each Party to comply with the terms of this Agreement.

        6.4    Validation.    SkyePharma shall prepare or shall have prepared equipment qualification and manufacturing validation procedures, and shall perform or have performed qualification of utilities as well as validation of the manufacturing, packaging and cleaning processes in accordance with such procedures.

7.     QUALITY AGREEMENT.

        The Quality Agreement attached hereto as Exhibit 2 ("Quality Agreement") further details the quality assurance obligations and responsibilities of the Parties with respect to the Product. Notwithstanding anything to the contrary in this Agreement or in any other document or agreement, in the event of a conflict between this Agreement and the Quality Agreement, the Quality Agreement shall govern and control.

8.     FORECASTS AND ORDERS.

        8.1    Forecast.    Within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the Effective Date or [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] before the anticipated Product launch, whichever is later, Endo shall submit to SkyePharma a written estimate of its [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] requirements for Product for each of the next succeeding [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] (this forecast and each succeeding forecast, a "Forecast"). Each Forecast shall be updated [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] on the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] on a [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] rolling basis. Each Forecast shall include, during the relevant periods, the quantities necessary for commercial launch, ramp-up and pipeline fill. Endo shall make all Forecasts in good faith given market conditions and other information available to Endo.

        8.2    Firm Purchase Requirement.    The forecast of the most current [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period shall be binding on the Parties and shall be deemed a firm purchase order for which Endo shall provide a written purchase order stating in detail the required quantities of Products and the required delivery dates in accordance with Section 9.1 below. The forecast for the remaining [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period of each rolling forecast is for planning purposes only and shall not constitute a commitment to purchase or supply Product.

        8.3    Quantity Limits.

  (a)
  Unless otherwise mutually agreed upon by the Parties, all Purchase Orders submitted by Endo for delivery of Product in any given month shall not be less than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the amount forecasted for such month in the Forecast immediately preceding the Forecast that is deemed to be a firm purchase order for such month.

  (b)
  In the event that Endo submits any Purchase Order to purchase Product in any given month in an amount in excess of [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the amount forecasted for such month in the Forecast immediately preceding the Forecast that is deemed to be a firm purchase order for such month or if Endo desires to increase the amount of Products to be manufactured pursuant to an already submitted Purchase Order, SkyePharma shall use its commercially reasonable efforts to deliver or have delivered the quantity ordered by Endo; provided, however, SkyePharma shall not be liable to Endo for any inability to deliver the amount of Products ordered by Endo in excess of such amount.

9.     PURCHASE OF PRODUCT; DELIVERIES.

        9.1    Purchase Orders.

  (a)
  Except to the extent the Parties may otherwise agree with respect to a particular shipment, the Product shall be ordered by Endo pursuant to written purchase orders, which shall be sent to SkyePharma not less than [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] prior to the Delivery Dates specified in such purchase orders and which shall indicate the quantities of Product required ("Purchase Order"). Upon receipt of each Purchase Order by SkyePharma hereunder, SkyePharma shall supply or have supplied the Product, in such quantities (with any variances permitted hereunder) and shall deliver or have delivered such Product to Endo within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the Delivery Dates specified in such Purchase Order. Purchase Orders are firm and may not be cancelled or modified without SkyePharma's prior written consent.

  (b)
  The Parties specifically agree that the failure of SkyePharma to deliver Product within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the Delivery Dates shall not be deemed a material breach of this Agreement for purposes of Section 12.3 unless SkyePharma's failure to timely deliver Product is a repeating occurrence.

        9.2    Purchase Quantities.    All Product shall be ordered in lot sizes or whole multiples thereof. Each Purchase Order shall specify the quantity of Units of Product being ordered. Quantities actually shipped pursuant to a given Purchase Order may vary from the quantities reflected in such Purchase Order by up to [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] percent and still be deemed to be in compliance with such Purchase Order; provided, however, that Endo shall only be invoiced and required to pay for the quantities of Product which SkyePharma actually ships or have shipped to Endo. Endo will manage its inventory of Product in a manner reasonably consistent with its ordinary business practices.

        9.3    Delivery Terms.

  (a)
  SkyePharma shall be responsible for shipping and delivery of Product to Endo's facility at Memphis, TN (including the cost of any insurance), and Endo shall be responsible for the cost of freight for the Product between SkyePharma's or Third Party's manufacturing facility and Endo's facility, which costs are not included in the cost of goods sold.

  (b)
  SkyePharma shall package and ship or shall caused to be packaged and shipped all Products in accordance with the Packaging Specifications and each shipment shall be accompanied by appropriate transportation and other agreed upon documentation. SkyePharma shall ship or have shipped the Products in accordance with all laws and regulations relating to the Products, including, without limitation, those laws and regulations relating to Class II controlled substances. SkyePharma shall make all arrangements with a common carrier for delivery of the Products to Endo's facility in Memphis, TN or other location designated by Endo.

  (c)
  Title and risk of loss and/or damage to the Product shall pass to Endo upon delivery of the Product to Endo's facility in Memphis, TN or other location designated by Endo.

        9.4    Late Dated Product.

  (a)
  In the event that SkyePharma makes available to Endo Product which does not meet the dating warranty set forth in Section 5.2(d) (e.g., validation batches) ("Late Dated Product"), Endo may, in its sole discretion, take possession of such Late Dated Product.

  (i)
  Notwithstanding any other provision of this Agreement, in the event that the late dating was caused by a request initiated by Endo for delivery of a quantity of Units of Product in excess of its Purchase Order, Endo shall not be entitled to reject such product for failure to meet the dating warranty set forth in Section 5.2(d).

  (ii)
  Notwithstanding any other provision of this Agreement, in the event that the late dating was caused by a manufacturing problem, quality investigation or other event which is the responsibility of SkyePharma, Endo shall take possession of such Late Dated Product without waiver of its rights to reject such Late Dated Product at any time, including, without limitation, upon its inability to sell the Late Dated Product or upon the return of such Late Dated Product by an Endo customer, and Endo shall be entitled to all remedies for non-conforming Product set forth herein regardless of the date of such rejection by Endo.

        9.5    Technical Assistance.    In the event of a Long-Term Inability to Supply with respect to a Product or termination of this Agreement by Endo pursuant to Section 12.4, SkyePharma agrees to provide Endo with all reasonable technical assistance and support to qualify a Third Party Manufacturer to supply the Product.

10.   PRICE.

        10.1    Price.    For all Product which is the subject of Purchase Orders submitted by Endo prior to or during the first Contract Year, Endo shall pay to SkyePharma the Product Price set forth in Exhibit 1 hereto, subject to adjustment as set forth in Section 10.2 hereof.

        10.2    Price Changes.    The Product Price shall be firm until the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] anniversary of the Commencement Date. After the [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission], the Parties shall adjust the Product Price [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]. The adjusted Purchase Price shall be effective as of [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the following calendar year.

        10.3    Taxes.    The Product Price set forth in Exhibit 1 does not include sales, use, consumption, or excise taxes of any taxing authority. The amount of such taxes, if any, will be added to the Product Price in effect at the time of shipment thereof and shall be reflected in the invoices submitted to Endo by SkyePharma pursuant to this Agreement. Endo shall pay the amount of such taxes to SkyePharma in accordance with the payment provisions of this Agreement.

        10.4    Method of Payment.    At the time of each shipment of Product hereunder, SkyePharma shall invoice Endo, and Endo shall pay all undisputed invoices within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] days of the release of the Product by Endo's Quality Assurance Department in accordance with Section 13 hereto. All payments due hereunder to SkyePharma shall be payable in United States dollars by check or by wire transfer to such accounts as SkyePharma may designate to Endo in writing from time to time.

11.   RECALLS; ADVERSE EVENT REPORTING; CONFIDENTIALITY.

        The procedures for recalls, adverse event reporting and maintenance of Confidential Information shall be in accordance with the terms set forth in the Alliance Agreement.

12.   TERM AND TERMINATION.

        12.1    Term.    Unless sooner terminated pursuant to the terms hereof, the term of this Agreement shall commence on the Effective Date and shall continue until the expiration or termination of the Product under the Alliance Agreement.

        12.2    Termination by Mutual Agreement.    This Agreement may be terminated at any time upon mutual written agreement between the Parties.

        12.3    Termination for Default.    Either Party (the "Non-breaching Party") may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety, in the event the other Party (the "Breaching Party") shall have materially breached or defaulted in the performance of any of its material obligations hereunder and such default shall have continued for [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] after written notice thereof was provided to the Breaching Party by the Non-breaching Party (or, if such default cannot be cured within such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period, if the Breaching Party does not commence and diligently continue actions to cure such default during such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period). Any such termination shall become effective at the end of such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period unless the Breaching Party has cured any such breach or default prior to the expiration of such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period (or, if such default cannot be cured within such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period, if the Breaching Party has commenced and diligently continued actions to cure such default). The right of either party to terminate this Agreement as provided in this Section 12.3 shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

        12.4    Bankruptcy; Insolvency.    Either Party may terminate this Agreement effective immediately in the event that the other Party (i) has become insolvent or has been dissolved or liquidated, filed or has filed against it, a petition, case or other proceeding under any Bankruptcy Laws, and such petition, case or proceeding if filed against it is not dismissed within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of the filing; (ii) makes a general assignment for the benefit of creditors; or (iii) has a receiver, custodian, trustee or other Person exercising similar functions appointed for all or substantially all of its assets. The effects of such termination shall be as set forth herein and in the Alliance Agreement.

        12.5    Consequences of Termination.    In addition to the consequences set forth in the Alliance Agreement, upon expiration or termination of this Agreement, whichever is sooner (but in the case of termination, only if directed by the terminating Party in the notice of termination), SkyePharma shall manufacture and ship, and Endo shall purchase in accordance with the provisions hereof any and all amounts of Product ordered by Endo hereunder prior to the date on which such notice is given.

        12.6    Accrued Rights; Surviving Obligations.

  (a)
  Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration and such termination or expiration shall not relieve either Party from its obligations which are expressly indicated to survive.

  (b)
  All of the Parties' rights and obligations under Sections 5, 9.5, 12, 14, and 16 shall survive termination or expiration hereof.

13.   NON-CONFORMING PRODUCTS.

        13.1    Non-conforming Products.

  (a)
  Endo shall promptly conduct an inspection of the Products delivered by SkyePharma for any visual defect or damage after Endo's receipt of such Product and all associated quality assurance documents, including, without limitation, the certificate of analysis. Endo shall have [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] upon such receipt to give SkyePharma written notice of rejection of such shipment of Products to the extent Endo determines that the Products fail to conform with any warranty or Specifications set forth herein following its visual inspection. Any rejection notice given hereunder shall specify the manner in which the Product fails to meet such warranty or Specifications.

  (b)
  If it is determined by agreement of the Parties (or in the absence of agreement of the Parties, in accordance with the dispute resolution set forth in Article IX of the Quality Agreement) that the Product is non-conforming, then SkyePharma shall credit Endo's account for the price invoiced for such non-conforming Product, together with all out-of-pocket expenses (including, without limitation, all shipping and insurance charges) associated with the purchase and return of the Product. If payment therefor has previously been made by Endo, SkyePharma shall, at Endo's option, (x) pay Endo the amount of such credit, (y) offset the amount thereof against other amounts then due SkyePharma hereunder, or (z) replace such nonconforming Product with conforming Product at no additional cost to Endo.

  (c)
  Except as set forth in 13.2, if Endo does not provide SkyePharma with any written notice of rejection within such [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] period, Endo shall be deemed to have accepted and released the Product.

        13.2    Endo may reject Products at any time for defects that were not detected during the inspection undertaken by Endo pursuant to Section 13.1 so long as Endo notifies SkyePharma of such rejection promptly after its discovery of such defect.

        13.3    Disposition of Non-Conforming Product.    Endo shall not dispose of any non-conforming Product without authorization and instructions from SkyePharma either to dispose of the non-conforming Product or to return the non-conforming Product to SkyePharma.

        13.4    Product Holds or Rejections.    SkyePharma agrees to notify Endo of any Product hold or Product rejection that may have a material impact on the manufacturing process or that may reasonably lead to a delay in supply of Product to Endo.

14.   LONG-TERM INABILITY TO SUPPLY

        14.1    In the event that a Long-Term Inability to Supply has occurred, Endo shall have the right, at its sole discretion, to:

  (a)
  use a Third Party Manufacturer, and take such other related actions as may be necessary, to fill the Product supply shortfall and deduct all amounts paid to such Third Party manufacturer relating to the Product from sales splits otherwise due SkyePharma pursuant to the Alliance Agreement; or

  (b)
  terminate all requirements or commitments under this Agreement; or

  (c)
  terminate this Agreement and/or the Alliance Agreement in its entirety or solely as to the Product not adequately supplied.

        14.2    In the event that a Long-Term Inability to Supply has occurred, SkyePharma shall have the obligation, upon request by Endo, to:

  (a)
  provide the Technical Assistance set forth is Section 9.5; and

  (b)
  reimburse Endo for the costs of its Propofol sales force and non-cancellable marketing expenses incurred during the Long-Term Inability to Supply. Endo may set-off this reimbursement obligation against amounts otherwise owed SkyePharma. For purposes of clarity, if Endo chooses to terminate this Agreement and/or the Alliance Agreement, in whole or in part, pursuant to Section 14.1(c), Endo will not have any right to reimbursement pursuant to this Section 14.2(b).

15.   FORCE MAJEURE.

        15.1    Effects of Force Majeure.

  (a)
  Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as set forth in the Alliance Agreement (a "Force Majeure Event"). Such excuse shall continue for the shorter of (i) as long as the Force Majeure Event continues or (ii) [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]; provided, however, that Endo may cancel without penalty any and all Purchase Orders in the event SkyePharma is unable to fulfill an outstanding Purchase Order within [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission] of its scheduled delivery date due to a Force Majeure Event. Upon cessation of such Force Majeure Event, such Party shall promptly resume performance on all Purchase Orders which have not been terminated.

  (b)
  Notice of Force Majeure Event.    In the event either Party is delayed or rendered unable to perform due to a Force Majeure Event, the affected Party shall give notice thereof and its expected duration to the other Party promptly after the occurrence of the Force Majeure Event; and thereafter, the obligations of the affected Party will be suspended during the continuance of the Force Majeure Event. The affected Party shall take commercially reasonable steps to remedy the Force Majeure Event with all reasonable dispatch, but such obligation shall not require the settlement of strikes or labor controversies on terms unfavorable to the affected Party.

16.   MISCELLANEOUS.

        16.1    Independent Contractors.    Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

        16.2    Assignment; Subcontractors.

  (a)
  Except as otherwise provided for in this Agreement, neither Party shall be entitled to assign its rights or delegate its obligations hereunder without the express written consent of the other Party hereto, except that each Party may assign its rights and transfer its duties hereunder (i) without obtaining such written consent in the event of such Party's merger, consolidation or sale of all or substantially all of its assets, or (ii) to an assignee of that portion of its business to which this Agreement relates upon obtaining the express written consent of the other Party which consent shall not be unreasonably withheld as long as the assignee has the skill and financial ability to perform the assignor's obligations hereunder and is not otherwise a competitor of the remaining Party. No assignment and transfer shall be valid or effective unless done in accordance with this Section 16.2 and unless and until the assignee, transferee or successor-in-interest shall agree in writing to be bound by the provisions of this Agreement, and upon such agreement, all references herein to the assignor, transferor or predecessor shall be deemed to refer and apply to the assignee, transferee or successor in interest.

  (b)
  The Parties agree that SkyePharma may subcontract its obligations to be performed hereunder at anytime.

        16.3    Books and Records.    Any books and records to be maintained under this Agreement shall be maintained in accordance with GAAP.

        16.4    Further Actions.    Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        16.5    Inconsistency.

  (a)
  If there is any inconsistency between the provisions of this Agreement and any Purchase Orders, the provisions of this Agreement shall control and be determinative.

  (b)
  If there is any inconsistency between the provisions of this Agreement and the Quality Agreement, the provisions of the Quality Agreement shall control and be determinative.

  (c)
  If there is any inconsistency between the provisions of this Agreement and the Alliance Agreement, the provisions of the Alliance Agreement shall control and be determinative.

        16.6    Waiver.    A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

        16.7    Compliance with Law.    Nothing in this Agreement shall be deemed to permit a Party to export, re-export or otherwise transfer any Products sold under this Agreement without compliance with applicable laws.

        16.8    Severability.    When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        16.9    Amendment.    No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

        16.10    Governing Law.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

        16.11    Arbitration.    Except as expressly otherwise provided in this Agreement, any dispute arising out of or relating to the interpretation of any provisions of this Agreement, or the failure of any Party to perform or comply with any obligations or conditions applicable to such Party pursuant to this Agreement, shall be first attempted to be settled by referring the dispute to the Parties' senior management and, failing resolution, finally settled by arbitration under the then current commercial arbitration rules of the American Arbitration Association in accordance with the terms set forth in Section 13.13 (a) of the Alliance Agreement.

        16.12    Descriptive Headings.    The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

        16.13    Construction.    This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and shall not be construed against either Party by reason of such Party's being the drafter hereof or thereof.

        16.14    Entire Agreement.    This Agreement, together with the Exhibits hereto, and the Quality Agreement, together with its Exhibits thereto, and the Alliance Agreement, together with its Exhibits thereto, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

        16.15    Notices.    All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by (a) registered or certified mail, return receipt requested, (b) a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid or (c) facsimile (with the original promptly sent by any of the foregoing manners), and shall be deemed to have been given upon mailing or upon transmission by facsimile, as the case may be. Any such notices shall be addressed to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

(a)	If to SkyePharma: 10450 Science Center Dr. San Diego, CA 92121 Attn: Steve Thornton Phone No.: 858-625-2424 Facsimile No.: 858-623-0376
(b)	If to Endo: Endo Pharmaceuticals, Inc. 100 Painters Drive Chadds Ford, PA 19317 Attn: General Counsel Phone No.: (610) 558-9800 Facsimile No.: (610) 558-9682

        16.16    Counterparts.    This Agreement may be executed simultaneously in any number of identical counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

ENDO PHARMACEUTICALS INC.
By:
Carol A. Ammon Chairman and Chief Executive Officer

SKYEPHARMA, INC.
Date:	By:
Michael R.D. Ashton Chief Executive Officer of SkyePharma PLC

SCHEDULE 3

INITIAL MEMBERS OF JOINT EXECUTIVE COMMITTEE

        Endo Representatives                                                                                  SkyePharma Representatives

        [Confidential Information Has Been Omitted And Furnished Separately To The Securities And Exchange Commission]

SCHEDULE 8.1(e)

SCHEDULE OF EXCEPTIONS

        Pursuant to a Security Agreement dated as of December 29, 2000, SkyePharma, Inc. has granted to Paul Capital Royalty Acquisition Fund, L.P. a security interest in certain amounts payable by Endo to SkyePharma, Inc. under this Agreement.

        Pursuant to a Security Agreement dated as of March 7, 2002, SkyePharma Canada Inc. has granted to Paul Capital Royalty Acquisition Fund, L.P. a security interest in certain amounts payable by Endo to SkyePharma Canada Inc. under this Agreement.

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DEVELOPMENT AND MARKETING STRATEGIC ALLIANCE AGREEMENT AMONG ENDO PHARMACEUTICALS INC. SKYEPHARMA, INC. AND SKYEPHARMA CANADA INC.
TABLE OF CONTENTS
DEVELOPMENT, MARKETING AND STRATEGIC ALLIANCE AGREEMENT December 31, 2002 (the " Effective Date ")
PRELIMINARY STATEMENTS
EXHIBIT A FINANCIAL APPENDIX
EXHIBIT B TARGET LABELING
EXHIBIT C FORM OF PROPOFOL SUPPLY AGREEMENT
FORM OF PROPOFOL SUPPLY AGREEMENT By and Between SKYEPHARMA, INC. and ENDO PHARMACEUTICALS INC. Dated as of , 2003
  Exhibit C
FORM OF PROPOFOL SUPPLY AGREEMENT
PRELIMINARY STATEMENTS
SCHEDULE 3 INITIAL MEMBERS OF JOINT EXECUTIVE COMMITTEE
SCHEDULE 8.1(e) SCHEDULE OF EXCEPTIONS